Filed Pursuant to Rule 424(b)(3)
File Nos. 333-139912
333-139912-01

Title of Each Class	Maximum Aggregate		Amount of
of Securities Offered	Offering Price		Registration Fee (2)

Common Stock, par value $5.00 per share	$6,619,500	(1)	$203.22

Floating Rate Exchangeable Notes	$1,000,000,000		$30,700.00

Total Registration Fee			$30,903.22

(1)	Estimated for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low price of common stock on August 6, 2007.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act. Fee was initially deferred in reliance on Rule 456(b).

PROSPECTUS SUPPLEMENT
To Prospectus dated January 10, 2007

PNC Funding Corp
$1,000,000,000 Floating Rate Exchangeable Senior Notes
due December 20, 2036

Unconditionally Guaranteed by
The PNC Financial Services Group, Inc.
100,000 Shares of Common Stock
(Issuable upon Exchange of the Notes)

This prospectus supplement to the prospectus dated January 10, 2007 relates to offers and sales from time to time of up to $1,000,000,000 of Floating Rate Exchangeable Senior Notes (referred to as the “notes”) of PNC Funding Corp and up to 100,000 shares of PNC Financial Services Group, Inc. common stock, which are potentially issuable upon exchange of the notes. We issued the notes in a private placement in December 2006. The notes are held by the selling securityholders named herein (which we refer to as the “selling securityholders”).

In connection with the private placement, we agreed to register the notes and the common stock issuable upon exchange of the notes for resale by the selling securityholders. The selling securityholders will receive all of the proceeds from sales of the notes or common stock covered by this prospectus supplement, and we will not receive any of the proceeds. We do not know when or how the selling securityholders intend to sell the notes covered by this prospectus supplement or what the price, terms or conditions of any sales will be. The selling securityholders may sell the notes or common stock at various times and in various types of transactions. See “Plan of Distribution.” The prices at which the notes or common stock may be sold, and any commissions paid in connection with any sale, may vary from transaction to transaction. We understand that the Securities and Exchange Commission, which we refer to as the SEC, may, under certain circumstances, consider persons reselling any notes and dealers or brokers handling a resale of notes to be “underwriters” within the meaning of the Securities Act of 1933.

The notes bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 0.40%, initially 4.96% and 4.96% on June 20, 2007, the most recent reset date; provided that such rate will never be less than 0% per annum. Interest is payable quarterly in arrears on March 20, June 20, September 20 and December 20, of each year. The notes are unsecured and unsubordinated obligations of PNC Funding and rank equally in right of payment with all of PNC Funding’s existing and future unsecured and unsubordinated indebtedness. PNC guarantees the notes and the guarantees rank equally with the unsecured indebtedness of PNC. The notes are structurally subordinated to the liabilities of PNC’s subsidiaries, including but not limited to deposits and trade payables. The notes are currently listed for trading in the PORTALsm Market of the Nasdaq Stock Market, Inc.

Our common stock trades on the New York Stock Exchange, which we refer to as the NYSE, under the trading symbol “PNC.” On August 9, 2007 the closing price of our common stock on the NYSE was $70.86 per share.

We will bear the expenses incurred in connection with the registration of the notes and common stock covered by this prospectus supplement.

See “Risk Factors” on page S-9 to read about important factors you should consider before buying the notes.

The notes and the guarantees are not deposits of a bank and are not insured by the United States Federal Deposit Insurance Corporation or any other insurer or government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 10, 2007.

References to “PNC” in this prospectus supplement and in the accompanying prospectus are references to The PNC Financial Services Group, Inc., specifically, references to “PNC Funding” in this prospectus supplement and the accompanying prospectus are references to PNC Funding Corp, a wholly-owned indirect subsidiary of PNC, specifically, and references to “we,” “us” and “our” are references collectively to PNC and PNC Funding. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Information contained in this prospectus supplement updates and supersedes information in the accompanying prospectus.

ii

SUMMARY

The following summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read and consider carefully all of this information, including the information set forth under “Risk Factors,” as well as the financial statements and other information incorporated by reference herein and the accompanying prospectus, before making an investment decision.

The PNC Financial Services Group, Inc.

Business

PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

PNC is one of the largest diversified financial services companies in the United States based on assets, with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. PNC provides many of its products and services nationally and others in its primary geographic markets located in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Ohio, Kentucky, and Delaware. PNC also provides certain global fund processing services internationally. At June 30, 2007, PNC’s consolidated assets, deposits, and shareholders’ equity were $125.7 billion, $77.2 billion, and $14.5 billion, respectively.

Executive Offices

PNC’s principal executive officers are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

PNC Funding Corp

Business

PNC Funding is a wholly-owned indirect subsidiary of PNC. PNC Funding was incorporated under Pennsylvania law in 1972 and is engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC.

Executive Offices

PNC Funding’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

Summary of the Notes and Common Stock

Issuer	PNC Funding Corp

Securities Offered	$1.0 billion aggregate principal amount of Floating Rate Exchange-able Senior Notes Due December 20, 2036.

Guarantee	The Floating Rate Exchangeable Senior Notes due December 20, 2036 are fully and unconditionally guaranteed by The PNC Financial Services Group, Inc.

Common Stock	The PNC Financial Services Group, Inc.

Issue Price	100% of the principal amount of the notes, plus accrued interest, if any.

Maturity	December 20, 2036.

Interest Rate and Payment Dates	The notes bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 0.40%, initially 4.96% and 4.96% on June 20, 2007, the most recent reset date; provided that such rate will never be less than 0% per annum. Interest is payable quarterly in arrears on March 20, June 20, September 20 and December 20 of each year.

Ranking	The notes are the direct, unsecured and unsubordinated obligations of PNC Funding and rank pari passu among themselves and with all of PNC Funding’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. PNC unconditionally guarantees the due and punctual payment of the principal of, premium, if any, and interest on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantee is an unsecured and unsubordinated obligation of PNC. PNC is a holding company that conducts substantially all of its operations through subsidiaries. As a result, claims of the holders of the guarantees will generally have a junior position to claims of creditors of PNC’s subsidiaries (including, in the case of any bank subsidiary, its depositors), except to the extent PNC may itself be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries.

Exchange Rights	Holders may exchange any outstanding notes into cash and, if applicable, shares of PNC Common Stock at any time on or prior to maturity based on an initial exchange price per share of approximately $128.56. This represents an exchange rate of 7.7788 shares of PNC Common Stock per $1,000 principal amount of notes.

Payment Upon Exchange	Subject to certain exceptions described in “Description of the Notes — Exchange Rights,” PNC Funding will settle each $1,000 principal amount of notes surrendered for exchange by delivering, on the third day immediately following the last day of the related observation period, as defined below, cash and shares of PNC Common Stock, if any, equal to the sum of the daily settlement amounts, as defined below, for each of the ten trading days during the related observation period.

The “observation period” with respect to any note means the ten-consecutive-trading-day period beginning on and including the second trading day after you deliver your exchange notice to the exchange agent, except that with respect to any notice of exchange received after the date of issuance of a notice of redemption as described under “Description of the Notes — Redemption and Repurchase of the Notes — Optional Redemption of the Notes,” the observation period means the ten consecutive trading days beginning on and including the 13th scheduled trading day prior to the applicable redemption date.

The “daily settlement amount,” for each of the ten trading days during the observation period shall consist of:

• an amount in cash equal to the lesser of $100 and the daily exchange value relating to such day; and

• to the extent such daily exchange value exceeds $100, a number of shares, subject to our right to pay cash in lieu of all or a portion of such shares, as described below, equal to (A) the difference between such daily exchange value and $100 divided by (B) PNC Common Stock price for such day.

By the close of business on the business day prior to the first scheduled trading day of the observation period, we may specify a percentage of the net shares that will be settled in cash (the “cash percentage”) and we will notify you of such cash percentage by notifying the trustee (the “cash percentage notice”). If we elect to specify a cash percentage, the amount of cash that we will deliver in lieu of all or the applicable portion of the net shares in respect of each trading day in the observation period will equal the cash percentage, multiplied by (ii) the net shares for such trading day (assuming we had not specified a cash percentage), multiplied by (iii) the daily PNC Common Stock price for such trading day.

The number of shares deliverable in respect of each business day in the observation period will be a percentage of the net shares (assuming we had not specified a cash percentage) equal to 100% minus the cash percentage. If we do not specify a cash percentage, we must settle 100% of the net shares for each trading day in such observation period with PNC Common Stock; provided, however, that we will pay cash in lieu of fractional shares as described below. We may, at our option, revoke any cash percentage notice by notifying the trustee; provided that we must revoke such notice by the close of business on the business day prior to the first scheduled trading day of the observation period.

PNC Funding will deliver cash in lieu of fractional shares of PNC Common Stock issuable in connection with payment of the amounts above, based on the PNC Common Stock price on the last day of the applicable observation period.

The “daily exchange value” means, for each of the ten consecutive trading days during the observation period, one-tenth (1/10) of the product of (a) the applicable exchange rate and (b) PNC Common Stock price (or the consideration into which PNC Common Stock has been exchanged in connection with certain corporate transactions) for such day.

Upon exchange of the notes, no holder will be entitled to any actual payment or adjustment on account of accrued and unpaid interest and liquidated damages, if any.

The exchange price will be subject to adjustment in certain circumstances. See “Description of the Notes — Exchange Rights — Exchange Price Adjustments.”

Adjustments of Exchange Price	PNC Funding will adjust the exchange price of its notes in the following circumstances:

If you elect to exchange your notes in connection with a corporate transaction that occurs on or prior to December 20, 2007 that constitutes a “change in control,” other than a change in control relating to the composition of PNC’s board of directors, we will decrease the exchange price to increase the exchange rate by a number of shares of PNC Common Stock. Exchange “in connection with a corporate transaction” means any exchange in respect of which the exchange notice is delivered at any time during the period from and including the effective date of the corporate transaction until, and including, the close of business on the business day immediately preceding the change in control repurchase date corresponding to the corporate transaction. However, if the transaction constitutes a “public acquirer change of control,” instead of increasing the exchange rate, we may, in certain circumstances, elect to change our exchange obligation so that upon exchange of the notes, we will deliver cash and acquirer common stock, if any. See “Description of the Notes — Exchange Rights — Exchanging in Connection with Certain Change in Control Events.”

If PNC declares a cash dividend or cash distribution above a specified amount, or the “dividend threshold amount,” to all of the holders of PNC Common Stock, the exchange pile shall be decreased to equal the price determined by multiplying the exchange price in effect immediately prior to the record date for such dividend or distribution by the following fraction:

(Pre-dividend Sale Price − Dividend Adjustment Amount)
Pre-dividend Sale Price

“Pre-dividend Sale Price” means the average PNC Common Stock price for the three consecutive trading days ending on the trading day immediately preceding the record date for such dividend or distribution.

“Dividend Adjustment Amount” means the difference between the full amount of the dividend or distribution to the extent payable in cash applicable to one share of PNC Common Stock and the dividend threshold amount.

“PNC Common Stock price” on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on such date for PNC Common Stock as reported in composite transactions on The New York Stock

Exchange or such other principal U.S. securities exchange on which PNC Common Stock is then traded. If PNC Common Stock is not so listed, the PNC Common Stock price will be the average of the mid-point of the last bid and asked prices for PNC Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

A “trading day” means any regular or abbreviated trading day of The New York Stock Exchange.

Optional Redemption of the Notes	Beginning on December 26, 2007, PNC Funding may redeem the notes, in whole at any time, or in part from time to time, for cash at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of redemption. See “Description of the Notes — Redemption and Repurchase of the Notes — Optional Redemption of the Notes.”

Repurchase of Notes at the Option of the Holder	A holder has the right to require PNC Funding to repurchase all or a portion of its notes on December 20, 2007, 2008, 2011, 2016, 2021, 2026 and 2031. PNC Funding gave notice of this right within two weeks of the date of the offering of the notes and will again give notice not less than 30 days prior to each such date. PNC Funding will repurchase the notes as to which these repurchase rights are exercised for an amount of cash equal to 100% of the principal amount of the notes on the date of repurchase, plus accrued and unpaid interest and liquidated dam-ages, if any, up to but not including the date of repurchase. See “Description of the Notes — Redemption and Repurchase of the Notes — Repurchase of Notes at the Option of the Holder.”

Repurchase Upon Change in Control of PNC	If a change in control of PNC, as that term is defined in “Description of the Notes — Redemption and Repurchase of the Notes — Right to Require Repurchase of Notes Upon a Change in Control of PNC,” occurs, you will have the right to require PNC Funding to repurchase all or a portion of your notes for a period of time after the change in control. The repurchase price will be equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase, payable in cash.

Sinking Fund	None.

Form of the Notes	The notes are issued in book-entry form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof, and are represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company, or “DTC,” and registered in the name of a nominee of DTC. Beneficial interests in any of the securities are shown on, and transfers are effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances. See “Description of the Notes — Form, Denomination and Registration and — Book-Entry Notes.”

Certain U.S. Federal Income Tax Consequences	U.S. holders of the notes may be taxed on interest paid under the notes as ordinary income at the time the interest is received or when it accrues, depending on the U.S. holder’s method of accounting for tax purposes. Alternatively, all the interest on the notes may be treated as original issue discount (“OID”) and taxable to a U.S. Holder of the notes as it accrues, even if the U.S. Holder is otherwise on the cash method of accounting. In addition, if U.S. holders buy notes for less than their principal amount, they will also be required to include original issue discount in taxable ordinary income over the period through December 20, 2007. An exchange of notes for cash and/or PNC Common Stock will be a taxable event. Any gain or loss recognized by a holder on the sale, exchange, repurchase, redemption or retirement of a note generally will be capital gain or loss. Prospective holders are urged to consult their tax advisors as to the U.S. federal, state, local or other tax consequences of acquiring, owning and disposing of the notes and PNC Common Stock into which the notes are exchangeable. See “Certain U.S. Federal Income Tax Consequences.”

Risk Factors	See “Risk Factors” and the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Transfer Restrictions	Until registration of the resale under this prospectus supplement, the notes were subject to certain transfer restrictions because the initial issuance of the notes was not registered under the Securities Act of 1933, as amended or any state securities laws.

Listing of the Notes and PNC Common Stock	The notes are listed for trading in the PORTALsm Market of the Nasdaq Stock Market, Inc. PNC Common Stock is listed on The New York Stock Exchange under the symbol “PNC.”

WHERE YOU CAN FIND MORE INFORMATION

PNC files annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy this information and the registration statement at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a later filed document.

This prospectus supplement incorporates by reference the documents listed below that PNC previously filed with the SEC. They contain important information about us.

Company SEC Filings	Period

Annual Report on Form 10-K	Year ended December 31, 2006
Quarterly Report on Form 10-Q	Quarter ended March 31, 2007; June 30, 2007
Current Reports on Form 8-K	Date of Filing: January 10, 2007, January 24, 2007 (with respect to item 8.01), February 2, 2007, February 9, 2007, February 20, 2007, March 6, 2007, March 7, 2007, March 8, 2007, March 28, 2007, March 30, 2007, April 30, 2007, June 13, 2007, June 14, 2007 and July 3, 2007.

We incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus supplement and the termination of the offering of the securities, or if later until the date on which any of our affiliates cease offering and selling the securities. Except as otherwise expressly incorporated by reference, any report, document, or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this prospectus supplement from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us. Requests for such documents should be directed to: Computershare Investor Services, 250 Royall Street, Canton, MA 02021, or via e-mail at web.quiries@computershare.com, or by calling 800-982-7652. You can also obtain these documents on or through our Internet Web site at www.pnc.com.

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

PNC is one of the largest diversified financial services companies in the United States based on assets, with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. We provide many of our products and services nationally and others in our primary geographic markets located in Pennsylvania, New Jersey, Washington D.C., Maryland, Virginia, Ohio, Kentucky, and Delaware. We also provide certain global fund processing services internationally. At June 30, 2007, PNC’s consolidated assets, deposits, and securityholders’ equity were $125.7 billion, $77.2 billion, and $14.5 billion, respectively.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

PNC FUNDING CORP

PNC Funding is a wholly owned indirect subsidiary of PNC. PNC Funding was incorporated under Pennsylvania law in 1972 and is engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC.

PNC Funding’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the notes or the common stock, as the case may be, offered by this prospectus. We will not receive any of the proceeds from the sale of the notes or the shares of common stock by the selling securityholders, but have agreed to bear certain expenses associated with registering such securities under federal and stare securities laws. We are registering the securities for sale to provide the selling securityholders with freely tradeable securities, but the registration of such securities does not necessarily mean that any of such securities will be offered or sold by the selling securityholders.

RISK FACTORS

Prospective investors should consider carefully, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006, the risks discussed in “Forward Looking Information” in our incorporated Forms 10-Q and 10-K and the following risk factors relating to the notes.

The price of PNC common stock, and therefore of the notes, may fluctuate significantly, and this may make it difficult for you to resell the notes or the shares of PNC common stock issuable upon exchange of the notes when you want or at prices you find attractive.

The price of PNC Common Stock on The New York Stock Exchange constantly changes. We expect that the market price of PNC Common Stock will continue to fluctuate. In addition, because the notes are exchangeable for PNC Common Stock, volatility or depressed prices for PNC Common Stock could have a similar effect on the trading price of the notes.

In addition, the stock markets from time to time experience price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies and that may be extreme. These fluctuations may adversely affect the trading price of PNC Common Stock, regardless of our actual operating performance.

For a further discussion of risks affecting PNC Common Stock, discussed in “Forward-Looking Information” and the discussion of our business and related matters set forth in the information incorporated by reference herein.

Our ability to meet our payment obligations is dependent upon distributions from our subsidiaries, but our subsidiaries’ ability to make distributions is limited by law and certain contractual agreements.

PNC Funding is a wholly-owned indirect subsidiary of PNC engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC. PNC is a holding company whose principal asset is its investments in its subsidiaries. As a holding company, PNC is dependent on dividends, loans or advances, or other intercompany transfers of funds from its subsidiaries to meet its obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under PNC’s obligations or to make any funds available for such payment. Because PNC is principally a holding company, its right to participate in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of the subsidiary’s creditors, except to the extent that it may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the notes are effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries. As of June 30, 2007, PNC’s subsidiaries had total liabilities of approximately $109.8 billion.

The interest on the notes cannot be determined at this time and may be lower than the interest on a standard debt security of comparable maturity and may be zero.

The interest on the notes is based on 3-month LIBOR, which is the London Interbank Offered Rate, minus 0.40%, and was initially be 4.96% since at December 14, 2006, 3-month LIBOR was 5.36% per annum. The interest on the notes is reset every three months and was 4.96% on June 20, 2007, the most recent reset date. If LIBOR is at or below 0.40% per annum at the start of any three month period, no interest will accrue on the notes for such three-month period. The amount we pay you may be less than the return you could earn on other investments. Your interest may be less than the yield you would earn if you bought a standard senior debt security of PNC Funding with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Upon exchange of the notes, you may receive an amount of proceeds lower than expected because the value of PNC common stock may decline between the day on which you exercise your exchange right and the day on which the value of your shares is determined.

The exchange value that you will receive upon exchange of your notes is in part determined by the daily closing prices per share of PNC Common Stock on The New York Stock Exchange during the ten consecutive trading day observation period generally beginning on the second trading day immediately following the day on which you deliver your notice of exchange. If the price of PNC Common Stock decreases during the observation period, the exchange value you receive may be adversely affected.

We may be unable to repurchase your notes as required under the indenture upon a change in control of PNC or on the specified dates at the option of the holder or to pay you cash upon exchange of your notes.

Upon a change in control of PNC, as that term is defined in “Description of the Notes — Right to Require Repurchase of Notes Upon a Change in Control of PNC”, and on December 20, 2007 and on December 20, 2008, 2011, 2016, 2021, 2026 and 2031, you will have the right to require us to repurchase your notes for cash. In addition, upon exchange of the notes, you will have the right to receive the cash payment described under “Description of the Notes — Exchange Rights — Payment Upon Exchange.” If we do not have sufficient funds to pay the repurchase price for all of the notes you tender upon a change in control, the cash due upon repurchases of the notes on December 20, 2007 and on December 20, 2008, 2011, 2016, 2021, 2026 and 2031 or the cash due upon exchange, an event of default under the indenture governing the notes would occur as a result of such failure. Cash payments in respect of notes that you tender for repurchase or that you exchange may be subject to limits and might be prohibited, or create an event of default, under agreements relating to borrowings that we may enter into from time to time. We also may be required to repay these borrowings upon a change in control, which could adversely affect our ability to make payments in respect of the notes, and could result in an event of default under such agreements. Our inability to pay for your notes that are tendered for repurchase or exchange could result in your receiving substantially less than the principal amount of the notes. See “Description of the Notes — Redemption and Repurchase of the Notes — Repurchase of Notes at the Option of the Holder,” “— Right to Require Repurchase of Notes Upon a Change in Control of PNC” and “Description of the Notes — Exchange Rights — Payment Upon Exchange.”

You may have to pay taxes with respect to deemed distributions on PNC common stock that you do not receive.

The price at which the notes are exchangeable into shares of PNC Common Stock is subject to adjustment under certain circumstances, such as stock splits and combinations, stock dividends, certain cash dividends and other actions by us that modify our capital structure. See “Description of the Notes — Exchange Rights — Exchange Price Adjustments.” If the exchange price is adjusted under certain circumstances, including as a result of a distribution that is taxable to PNC Common Stockholders, such as a cash dividend, holders of the notes may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that they do not receive such distribution. In addition, non-U.S. holders (as defined in “Certain U.S. Federal Income Tax Consequences”) of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax, which we may set off against cash payments of interest or any other amounts payable on the notes. Please read “Certain U.S. Federal Income Tax Consequences.”

Prior to the offering, there was no public market for the notes and if an active trading market does not develop or continue for the notes, you may not be able to resell them.

The notes and PNC Common Stock issuable upon exchange of the notes were not been registered under the Securities Act or under any state securities laws. Although we are registering the resale of the notes and the resale of the shares of PNC Common Stock into which the notes are exchangeable with this prospectus supplement, such registration may not be available to holders at all times. See “Description of the Notes — Registration Rights.”

Prior to the offering, there was no public market for the notes and we cannot assure you that an active trading market will ever develop or continue for the notes. Although the notes are listed for trading in the PORTALsm Market of the Nasdaq Stock Market, Inc., the notes are not listed and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The lack of a trading market could adversely affect your ability to sell the notes and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of PNC Common Stock, our ability to complete the registration of the resale of the notes and the resale of the shares of PNC Common Stock issuable upon exchange of the notes, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for exchangeable debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on you, regardless of our operating results, financial performance or prospects.

Future sales of PNC common stock or equity-related securities in the public market, including sales of PNC common stock in short sales transactions by purchasers of the notes, could adversely affect the trading price of PNC common stock and the value of the notes and our ability to raise funds in new stock offerings.

Sales of significant amounts of PNC Common Stock or equity-related securities in the public market, or the perception that such sales will occur, could adversely affect prevailing trading prices of PNC Common Stock and the value of the notes and could impair our ability to raise capital through future offerings of equity or equity-related securities. Future sales of shares of PNC Common Stock or the availability of shares of PNC Common Stock for future sale, including sales of PNC Common Stock in short sales transactions by purchasers of the notes, could adversely effect the trading price of PNC Common Stock or the value of the notes.

Before exchange of the notes, holders of the notes will not be entitled to any shareholder rights, but will be subject to all changes affecting shares of PNC common stock.

If you hold notes, you will not be entitled to any rights with respect to shares of PNC Common Stock, including voting rights and rights to receive dividends or distributions. However, the PNC Common Stock you receive upon exchange of your notes will be subject to all changes affecting PNC Common Stock. Except for limited cases under the adjustments to the exchange price, you only will be entitled to rights that we may grant with respect to shares of PNC Common Stock if and when we deliver shares to you upon your election to exchange your notes into shares. For example, if we seek approval from shareholders for a potential merger, or if an amendment is proposed to our articles of incorporation or bylaws that requires shareholder approval, holders of notes will not be entitled to vote on the merger or amendment.

SELLING SECURITYHOLDERS

We originally issued the notes in a private placement in December 2006. The notes were resold by the initial purchaser to persons they reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in transactions exempt from registration under the Securities Act. The Notes and the shares of common stock issuable upon exchange of the notes that may be offered pursuant to this prospectus will be offered by the selling securityholders, which includes their transferees, distributees, pledges or donees or their successors.

In connection with the private placement, we agreed to register the notes and the common stock issuable upon exchange of the notes for resale by selling securityholders. No selling securityholder returned the questionnaire setting forth the information required to be included in this prospectus supplement through the date hereof. Accordingly, no selling securityholder information is included herein. If we receive information from selling securityholders after the date hereof, we will include such information in an amendment to this prospectus supplement in accordance with the terms of the registration rights agreement.

DESCRIPTION OF THE NOTES

The notes were issued under an indenture dated as of December 20, 2006, among and between PNC, PNC Funding and The Bank of New York, as trustee, referred to in this section as the “indenture.” The notes and shares of common stock issuable upon the exchange of the notes are subject to a registration rights agreement. The following description is only a summary of the material provisions of the notes, the related indenture and the registration rights agreement. We urge you to read the indenture, the notes and the registration rights agreement in their entirety because they, and not this description, define your rights as holders of the notes. The indenture, registration rights agreement and form of notes have been filed with the SEC and are incorporated by reference into this prospectus supplement and the registration statement. The indenture is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006. The registration rights agreement and form of notes have been filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. These filings are available on the SEC website as described in the section entitled “Where You Can Find More Information.” A copy of the indenture and registration rights agreement are also available upon request to PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, Attn: Investor Relations or via email at investor.relations@pnc.com or by calling 800-843-2206. For purposes of this section, “you” means direct holders and not street name or other indirect holders of notes. Indirect holders should read the subsection entitled “— Legal Ownership — Street Name and Other Indirect Holders.”

General

The notes were issued in an aggregate principal amount of $1,000,000,000. The notes are PNC Funding’s direct, unsubordinated and unsecured obligations and will mature on December 20, 2036, unless earlier redeemed at PNC Funding’s option as described under “— Redemption and Repurchase of the Notes — Optional Redemption of the Notes,” repurchased by PNC Funding at a holder’s option on certain dates as described under — Redemption and Repurchase of the Notes — Repurchase of Notes at the Option of the Holder,” or repurchased by PNC Funding at a holder’s option upon a change in control of PNC, as described under “— Redemption and Repurchase of the Notes — Right to Require Repurchase of Notes Upon a Change in Control of PNC,” or exchanged at a holder’s option as described under “— Exchange Rights.”

The indenture does not contain any restriction on the payment of dividends or the incurrence of indebtedness and contains only the financial covenants described under “- Covenants.” Other than as described under “— Redemption and Repurchase of the Notes — Right to Require Repurchase of Notes Upon a Change in Control of PNC” and “— Consolidation or Merger,” the indenture contains no covenants or other provisions that afford protection to holders of notes in the event of a highly leveraged transaction.

Interest

The notes bear interest at an annual rate equal to 3-month LIBOR, reset quarterly, minus 0.40%, initially 4.96% and 4.96% on June 20, 2007, the most recent reset date; provided that such rate will never be less than 0% per annum. Interest is payable quarterly in arrears on March 20, June 20, September 20 and December 20 of each year. Interest on the notes accrued from December 20, 2006 and since interest has already been paid, will accrue from the date on which it was most recently paid. If any interest payment date (other than an interest payment date coinciding with the redemption, repurchase or maturity date) of the notes falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the interest payment date will be brought forward to the immediately preceding business day. If the redemption, repurchase or maturity date of the notes would fall on a day that is not a business day, the required payment of interest, if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the redemption, repurchase or maturity date to such next succeeding business day. PNC Funding will make each interest payment to persons who are holders of record of the notes at the close of business on the immediately preceding March 1, June 1, September 1 and December 1, whether or not this day is a business day, provided that interest payable upon repurchase, redemption or the maturity date (including any such date that is an interest payment date) will be paid to the person to whom PNC Funding will pay the redemption price, repurchase price or the principal of the notes, respectively.

As further described below in “— Exchange Rights — Payment Upon Exchange,” delivery of cash and shares of PNC Common Stock, if any, upon exchange generally will be deemed to satisfy PNC Funding’s obligation to pay the principal amount of the notes and accrued interest and liquidated damages, if any on an exchanged note. However, if notes are exchanged after a regular record date and prior to the opening of business on the next interest payment date (other than notes subject to redemption during such period or on such interest payment date and other than the interest payment date on which the notes mature), holders of such notes at the close of business on the regular record date will receive the interest and liquidated damages, if any, payable on such notes on the corresponding interest payment date notwithstanding the exchange. In such event, when the holder surrenders the note for exchange, the holder must deliver payment to PNC Funding of an amount equal to the interest payable on the interest payment date and liquidated damages, if any, on the principal amount to be exchanged.

Interest on the notes is computed using the actual number of days elapsed between the LIBOR reset dates divided by 360. All percentages resulting from any calculation on the notes are rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on the notes will be rounded to the nearest cent, with one-half cent being rounded upward. PNC Funding will pay the principal of, and interest and liquidated damages, if any, on, the notes at the corporate trust office of the trustee in The City of New York.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York, the City of Pittsburgh, Pennsylvania or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close, provided such day is also a London, England banking day. The term “London banking day” is defined below under “— 3-month LIBOR.”

3-month LIBOR

The annual rate of interest payable on the notes is reset on each March 20, June 20, September 20 and December 20, which we call the LIBOR reset date, which commenced on March 20, 2007. If any LIBOR reset date would otherwise be a day that is not a business day that LIBOR reset date will be postponed to the next succeeding business day.

The trustee determines 3-month LIBOR on the second London banking day preceding the related LIBOR reset date, which we refer to as the LIBOR determination date.

“3-month LIBOR” means:

•	the rate for three-month deposits in United States dollars commencing on the related LIBOR reset date, that appears on the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR determination date; or

•	if no rate appears on the particular LIBOR determination date on the Moneyline Telerate Page 3750, the rate calculated by the trustee as the arithmetic mean of at least two offered quotations obtained by the trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the trustee with its offered quotation for deposits in United States dollars for the period of three months, commencing on the related LIBOR reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

•	if fewer than two offered quotations referred to in the preceding bullet are provided as requested, the rate calculated by the trustee as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular LIBOR determination date by three major banks in The City of New York selected by the trustee for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

•	if the banks so selected by the trustee are not quoting as mentioned in the preceding bullet, 3-month LIBOR in effect on the particular LIBOR determination date.

“Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London banking day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

Exchange Rights

Subject to the restrictions described in this “Description of the Notes,” holders may exchange any outstanding notes into cash and shares of PNC Common Stock at an initial “Exchange Price” per share of approximately $128.56 in accordance with the exchange mechanism described below. This represents an initial “Exchange Rate” of 7.7788 shares of PNC Common Stock per $1,000 principal amount of the notes. The Exchange Price and resulting exchange are, however, subject to adjustment as described below under “— Exchange Price Adjustments” and with respect to certain exchanges occurring in connection with certain specified corporate transactions constituting a change in control as described below under “— Exchanging in Connection with Certain Change in Control Events.” A holder may exchange notes only in denominations of $1,000 and integral multiples of $1,000.

Holders may surrender notes for exchange at any time on or prior to maturity. Subject to certain exceptions described below under “— Exchanging in Connection with Certain Change in Control Events,” once notes are tendered for exchange, holders tendering the notes will be entitled to receive cash and shares of PNC Common Stock, if any, based on a daily exchange value, as described below under “— Payment Upon Exchange,” calculated on a proportionate basis for each day of the relevant 10-consecutive-trading-day-observation period.

Exchanging in Connection with Certain Change in Control Events

If you elect to exchange your notes in connection with a corporate transaction that occurs on or prior to December 20, 2007 and that constitutes a change in control of PNC as defined under “— Redemption and Repurchase of the Notes — Right to Require Repurchase of Notes Upon a Change in Control of PNC,” other than a change in control relating to the composition of PNC’s board of directors, and 10% or more of the fair market value of the consideration for PNC Common Stock in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, PNC Funding will decrease the Exchange Price for the notes surrendered for exchange, which will increase the Exchange Rate by a number of shares, or the “additional shares,” as described below. Exchanging “in connection with a corporate transaction” means any exchange in respect of which the exchange notice is delivered at any time during the period from and including the effective date of the corporate transaction until, and including, the close of business on the business day immediately preceding the change in control repurchase date corresponding to the corporate transaction.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective, or the “effective date,” and the share price, or the “share price,” paid per share of PNC Common Stock in the corporate transaction. If holders of shares of PNC Common Stock receive only cash in the corporate transaction, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average of the closing sale price per share of PNC Common Stock on the five trading days prior to but not including the effective date of the corporate transaction. The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the Exchange Price of the notes is adjusted, as described below under “— Exchange Price Adjustments” The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of additional shares will be adjusted in the same manner as the exchange price as set forth under “— Exchange Price Adjustments” below.

The following table sets forth the hypothetical share price and number of additional shares to be received per $1,000 principal amount of notes.

Share Price

	Share Price

Effective Date of Change in Control:	73.46	75.00	80.00	85.00	90.00	95.00	100.00	110.00	120.00	130.00	150.00	200.00	250.00	300.00

June 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.6655	0.3134	0.0662	0.0026	0.0000	0.0000
September 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.5572	0.1947	0.0251	0.0010	0.0000	0.0000
December 20, 2007	5.8341	5.5546	4.7212	3.9859	3.3323	2.7475	2.2212	1.3121	0.5546	0.0000	0.0000	0.0000	0.0000	0.0000

The share prices and additional share amounts set forth above are based upon a common share price of $73.46 at December 14, 2006 and an initial Exchange Price of approximately $128.56.

Notwithstanding the foregoing, in no event will the Exchange Rate exceed approximately 13.6129 shares of PNC Common Stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the Exchange Price as set forth under “— Exchange Price Adjustments” below.

The exact share prices and effective dates may not be set forth in the table above, in which case:

•	if the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

•	if the share price is in excess of $300.00 per share, subject to adjustment, no additional shares will be issued upon exchange; and

•	if the share price is less than $73.46 per share, subject to adjustment, no additional shares will be issued upon exchange.

Notwithstanding the foregoing, and in lieu of adjusting the Exchange Rate as set forth above, in the case of a “public acquirer change in control,” as defined below, PNC Funding may elect that, from and after the effective date of such public acquirer change in control, the right to exchange a note will be changed into a right to exchange a note into a number of shares of “acquirer common stock,” as defined below. At any time prior to the 20th day immediately preceding the proposed effective date of the public acquirer change in control, PNC Funding may irrevocably elect to deliver cash and shares of acquirer common stock, if any, in the same manner described below under “— Payment Upon Exchange” The Exchange Rate in effect immediately before the public acquirer change in control will be adjusted by a fraction:

•	the numerator of which will be (a) in the case of a share exchange, consolidation or merger, pursuant to which PNC Common Stock is exchanged for cash, securities or other property, the fair market value of all cash and any other consideration (as determined by PNC’s board of directors) paid or payable per share of PNC Common Stock or (b) in the case of any other public acquirer change in control, the average of the common stock price for the five consecutive trading days prior to but excluding the effective date of such public acquirer change in control; and

•	the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change in control.

After the adjustment of the Exchange Rate in connection with a public acquirer change in control, the Exchange Rate will be subject to further similar adjustments in the event that any of the events described above occur thereafter.

A “public acquirer change in control” is any transaction described in clause (3) of the definition of change in control below where the acquirer, or any entity that is a direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s capital stock that are entitled to vote generally in the election of directors, but in each case other than PNC, has a class of common stock traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such change in control. We refer to such acquirer’s or other entity’s class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such fundamental change as the “acquirer common stock.”

Payment Upon Exchange

Subject to certain exceptions described above under “— Exchanging in Connection with Certain Change in Control Events,” PNC Funding will settle each $1,000 principal amount of notes surrendered for exchange by delivering, on the third trading day immediately following the last day of the related observation period, as defined below, cash and shares of PNC Common Stock, if any, equal to the sum of the daily settlement amounts, as defined below, for each of the ten trading days during the related observation period.

The “observation period” with respect to any note means the ten consecutive trading day period beginning on and including the second trading day after you deliver your exchange notice to the exchange agent, except that with respect to any notice of exchange received after the date of issuance of a notice of redemption as described under — Redemption and Repurchase of the Notes — Optional Redemption of the Notes,” the observation period means the ten consecutive trading days beginning on and including the 13th scheduled trading day prior to the applicable redemption date.

The “daily settlement amount,” for each of the ten trading days during the observation period shall consist of:

•	an amount in cash equal to the lesser of $100 and the daily exchange value relating to such day; and

•	to the extent such daily exchange value exceeds $100, a number of shares, referred to as the “net shares,” subject to our right to pay cash in lieu of all or a portion of such shares, as described below, equal to (A) the difference between such daily exchange value and $100, divided by (B) the PNC Common Stock price for such day.

By the close of business on the business day prior to the first scheduled trading day of the observation period, we may specify a percentage of the net shares that will be settled in cash (the “cash percentage”) and we will notify you of such cash percentage by notifying the trustee (the “cash percentage notice”). If we elect to specify a cash percentage, the amount of cash that we will deliver in lieu of all or the applicable portion of the net shares in respect of each trading day in the observation period will equal the cash percentage, multiplied by (ii) the net shares for such trading day (assuming we had not specified a cash percentage), multiplied by (iii) the daily PNC Common Stock price for such trading day. The number of shares deliverable in respect of each business day in the observation period will be a percentage of the net shares (assuming we had not specified a cash percentage) equal to 100% minus the cash percentage. If we do not specify a cash percentage, we must settle 100% of the net shares for each trading day in such observation period with PNC Common Stock; provided, however, that we will pay cash in lieu of fractional shares as described below. We may, at our option, revoke any cash percentage notice by notifying the trustee; provided that we must revoke such notice by the close of business on the business day prior to the first scheduled trading day of the observation period.

The “daily exchange value” means, for each of the ten consecutive trading days during the observation period, one-tenth (1/10) of the product of (a) the applicable exchange rate and (b) the PNC Common Stock price (or the consideration into which PNC Common Stock has been exchanged in connection with certain corporate trans-actions) on such day.

The “PNC Common Stock price” on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on such date for PNC Common Stock as reported in composite transactions on The New York Stock Exchange or the principal United States securities exchange on which PNC Common Stock is traded. If PNC Common Stock is not so traded, the PNC Common Stock price will be the average of the mid-point of the last bid and asked prices for PNC Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by PNC Funding for this purpose.

PNC Funding will deliver cash in lieu of fractional shares of PNC Common Stock issuable in connection with payment of the amounts above, based on the PNC Common Stock price on the last day of the applicable observation period.

Delivery of the foregoing cash and net shares will be deemed to satisfy PNC Funding’s obligation to pay the principal amount of the notes and accrued interest and liquidated damages, if any, payable on the notes, except as described below. Accrued interest and liquidated damages, if any, will be deemed paid in full rather than canceled, extinguished or forfeited. PNC Funding will not adjust the Exchange Price to account for accrued and unpaid interest and liquidated damages, if any.

Except as described in this paragraph, no holder of notes will be entitled, upon exchange of the notes, to any actual payment or adjustment on account of accrued and unpaid interest and liquidated damages, if any, on an exchanged note, or on account of dividends or distributions on shares of PNC Common Stock issued in connection with the exchange. If notes are exchanged after a regular record date and prior to the opening of business on the next interest payment date, holders of such notes at the close of business on the regular record date will receive the interest and liquidated damages, if any, payable on such notes on the corresponding interest payment date notwithstanding the exchange. In such event, when the holder surrenders the note for exchange, the holder must deliver payment to PNC Funding of an amount equal to the interest payable on the interest payment date and liquidated damages, if any, on the principal amount to be exchanged. The foregoing sentence shall not apply to notes being redeemed on a redemption date within the period between the close of business on the record date and the opening of business on the interest payment date, to notes being redeemed on such interest payment date, to notes surrendered for exchange on the interest payment date or to an interest payment date that is the maturity date.

Exchange Procedures

If you wish to exercise your exchange right, you must deliver an irrevocable exchange notice in accordance with the provisions of the indenture, together, if the notes are in certificated form, with the certificated security, to the trustee who will, on your behalf, exchange the notes into cash and shares of PNC Common Stock. The date you comply with these requirements is the “exchange date” under the indenture.

You may obtain copies of the required form of the exchange notice from the trustee. If a holder of a note has delivered notice of its election to have such note repurchased at the option of such holder on December 20, 2007, 2008, 2011, 2016, 2021, 2026 or 2031 or as a result of a change in control, such note may be exchanged only if the notice of election is withdrawn as described under “— Redemption and Repurchase of the Notes — Repurchase of Notes at the Option of the Holder” or “— Redemption and Repurchase of the Notes — Right to Require Repurchase of Notes Upon a Change in Control of PNC.”

Exchange Price Adjustments

PNC Funding will adjust the Exchange Price if (without duplication):

(1) PNC issues shares of PNC Common Stock to all holders of shares of PNC Common Stock as a dividend or distribution on PNC Common Stock;

(2) PNC subdivides or combines outstanding PNC Common Stock;

(3) PNC issues to all holders of PNC Common Stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of PNC Common Stock at less than the average PNC Common Stock price for the five trading days ending on the earlier of the record date in respect of such distribution or the trading day before the ex-dividend date; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of PNC Common Stock as if such noteholders had exchanged their notes solely into PNC Common Stock immediately prior to such distribution at the then-applicable Exchange Price;

(4) PNC distributes to all holders of PNC Common Stock evidences of indebtedness, shares of PNC’s capital stock, other than shares of PNC Common Stock, other securities or other assets, or rights, warrants or options, excluding: (a) those rights, warrants or options referred to in clause (3) above; (b) any dividend or distribution paid in cash referred to in clause (5) below; and (c) those dividends and distributions referred to in clause (1) above; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of PNC Common Stock as if such noteholders had exchanged their notes solely into PNC Common Stock immediately prior to such distribution at the then-applicable Exchange Price;

(5) PNC declares a cash dividend or cash distribution to all of the holders of PNC Common Stock such that the aggregate cash dividends or cash distributions per common share in any fiscal quarter exceeds $0.550 (the “dividend threshold amount”). If PNC declares such a cash dividend or cash distribution, the Exchange Price shall be decreased to equal the price determined by multiplying the Exchange Price in effect immediately prior to the record date for such dividend or distribution by the following fraction:

(Pre-Dividend Sale Price − Dividend Adjustment Amount)
Pre-Dividend Sale Price

provided that if the numerator of the foregoing fraction is less than $1.00, including a negative amount, then in lieu of any adjustment under this clause (5), PNC Funding shall make adequate provision so that each holder of notes shall have the right to receive upon exchange, in addition to the cash and shares of PNC Common Stock issuable upon such exchange, the amount of cash such holder would have received had such holder exchanged its notes solely into shares of PNC Common Stock at the then-applicable Exchange Price immediately prior to the record date for such cash dividend or cash distribution;

(6) PNC or one of its subsidiaries makes a payment in respect of a tender offer or exchange offer, other than an odd-lot offer, for PNC Common Stock to the extent that the cash and the value of any other consideration included in the payment per share of PNC Common Stock exceeds the PNC Common Stock price on the trading day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

(7) someone other than PNC or one of its subsidiaries makes a payment in respect of a tender offer or exchange offer and, as of the closing of the offer, PNC’s board of directors is not recommending rejection of the offer. The adjustment referred to in this clause (7) will only be made if: (a) the tender offer or exchange offer is for an amount that increases the offeror’s ownership of PNC Common Stock to more than 25% of the total shares of the outstanding PNC Common Stock, and (b) the cash and value of any other consideration included in the payment per share of PNC Common Stock has a fair market value that exceeds the PNC Common Stock price on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer. However, the adjustment referred to in this clause will not be made if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause PNC to engage in a consolidation or merger or a sale of all or substantially all of PNC’s properties and assets.

“Pre-Dividend Sale Price” means the average PNC Common Stock price for the three consecutive trading days ending on the trading day immediately preceding the record date for such dividend or distribution.

“Dividend Adjustment Amount” means the difference between the full amount of the dividend or distribution to the extent payable in cash applicable to one share of PNC Common Stock and the dividend threshold amount.

If PNC distributes capital stock of, or similar equity interests in, a subsidiary or other business unit, then the Exchange Price will be adjusted based on the market value of the securities so distributed relative to the market value of PNC Common Stock, in each case based on the average closing share price of those securities, where such closing sale prices are available, for the ten trading days commencing on the effective date of such distribution on The New York Stock Exchange or such other U.S. national or regional exchange or market on which the securities are listed or quoted.

If PNC reclassifies its PNC Common Stock or is a party to a consolidation, merger, share exchange, sale of all or substantially all of its properties and assets or other similar transaction, in each case pursuant to which the shares of PNC Common Stock are exchanged into cash, securities, or other property, then at the effective time of the transaction, a holder’s right to exchange its notes into cash and shares of PNC Common Stock will be changed into a right to exchange such notes into the kind and amount of cash, securities and other property that such holder would have received if such holder had exchanged such notes solely into shares of PNC Common Stock at the then-applicable Exchange Price immediately prior to the effective date of such transaction.

For purposes of the foregoing, the type and amount of consideration that you would have been entitled to receive as a holder of PNC Common Stock in the case of a consolidation, merger, share exchange, sale of all or substantially all of its properties and assets or other similar transaction that causes PNC Common Stock to be exchanged into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of PNC Common Stock that affirmatively make such an election.

To the extent that any rights plan adopted by PNC is in effect upon exchange of the notes into cash or shares of PNC Common Stock, you will receive, in addition to such cash or shares of PNC Common Stock, the rights under the rights plan, only if the rights have not separated from PNC Common Stock at the time of exchange, and no adjustment of the Exchange Price will be made in connection with any distribution of rights thereunder in such circumstances. If the rights have separated, you will not receive the rights; however, an adjustment to the Exchange Price will be made in accordance with clause (4) above under “— Exchange Price Adjustments.”

The Exchange Price will not be adjusted for the issuance of PNC Common Stock, or securities convertible into or exchangeable for PNC Common Stock, except as described above. For example, the Exchange Price will not be adjusted upon the issuance of shares of PNC Common Stock:

•	under any present or future employee benefit plan or program of ours; or

•	pursuant to the exercise of any option, warrant or right to purchase PNC Common Stock, the exchange of any exchangeable security for PNC Common Stock or the exchange of any exchangeable security into PNC Common Stock, in each case so long as such option, warrant, right to purchase, exchangeable security or exchangeable security is outstanding as of the date the notes are first issued.

PNC Funding will not issue fractional shares of PNC Common Stock to a holder who exchanges a note. In lieu of issuing fractional shares, PNC Funding will pay cash based on the calculation described above under “— Payment Upon Exchange.”

If a taxable distribution to holders of PNC Common Stock or other transaction occurs that results in any adjustment to the Exchange Price, including an adjustment at PNC Funding’s option, a holder may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of PNC Common Stock. See “Certain U.S. Federal Income Tax Consequences.”

PNC Funding may from time to time reduce the Exchange Price if PNC’s board of directors determines that this reduction would be in PNC Funding’s best interests. Any such determination by PNC’s board of directors will be conclusive. Any such reduction in the Exchange Price must remain in effect for at least 20 trading days or such longer period as may be required by law. In addition, PNC Funding may from time to time reduce the Exchange Price if PNC’s board of directors deems it advisable to avoid or diminish any income tax to holders of PNC Common Stock resulting from any dividend or stock or rights distribution on PNC Common Stock or from any event treated as such for income tax purposes.

PNC Funding will not be required to make an adjustment in the Exchange Price unless the adjustment would require a change of at least I% in the Exchange Price. However, any adjustments that are less than 1% of the Exchange Price will be taken into account in any subsequent adjustment.

Guarantee

PNC unconditionally guarantees the due and punctual payment of the principal of, premium, if any and interest on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and the delivery of PNC Common Stock and cash upon an exchange.

Ranking

The notes are the direct, unsecured and unsubordinated obligations of PNC Funding and will rank pari passu among themselves and with all of PNC Funding’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

PNC’s guarantees are the direct, unsecured and unsubordinated obligations of PNC and rank pari passu among themselves and with all of PNC’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

PNC is a holding company that conducts substantially all of its operations through subsidiaries. As a result, claims under the guarantee will generally have a junior position to claims of creditors of PNC’s subsidiaries (including, in the case of any bank subsidiary, its depositors), except to the extent PNC may itself be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries.

Redemption and Repurchase of the Notes

Optional Redemption of the Notes

Beginning on December 26, 2007, PNC Funding may redeem the notes, in whole at any time, or in part from time to time, for cash at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of redemption. PNC Funding will give not less than 30 days’ nor more than 60 days’ notice of redemption to registered holders of the notes.

If PNC Funding opts to redeem less than all of the notes at any time, the trustee will select or cause to be selected the notes to be redeemed by any method that it deems fair and appropriate. In the event of a partial redemption, the trustee may select for redemption portions of the principal amount of any note in principal amounts of $1,000 and integral multiples thereof.

For a discussion of the tax treatment to a holder of the notes upon optional redemption by PNC Funding, see “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Disposition of Notes” and “— Tax Consequences to Non-U.S. Holders — Notes.”

Repurchase of Notes at the Option of the Holder

A holder has the right to require PNC Funding to repurchase all or a portion of its notes on December 20, 2007, 2008, 2011, 2016, 2021, 2026 and 2031. PNC Funding will repurchase the notes as to which these repurchase rights are exercised for an amount of cash equal to 100% of the principal amount of the notes on the date of repurchase, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase.

PNC Funding gave notice within two weeks of the offering of the notes and will and again give notice on a date not less than 30 days prior to each date of repurchase to the trustee and registered holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things, the procedures that holders must follow to require PNC Funding to repurchase their notes.

For a discussion of the tax treatment of a holder exercising the right to require PNC Funding to repurchase notes, see “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Disposition of Notes” and “— Tax Consequences to Non-U.S. Holders — Notes.”

The repurchase notice given by a holder electing to require PNC Funding to repurchase its notes may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the date of repurchase.

Payment of the repurchase price for the notes will be made promptly following the later of the date of repurchase and the time of delivery of the notes.

If the paying agent holds money sufficient to pay the repurchase price of the note on the date of repurchase in accordance with the terms of the indenture, then, immediately after the date of repurchase, the note will cease to be outstanding, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the repurchase price with respect to such notes.

No Mandatory Redemption in General

Except as described in this offering memorandum under “— Right to Require Repurchase of Notes Upon a Change in Control of PNC” and “— Repurchase of Notes at the Option of the Holder,” PNC Funding is not required to repurchase or redeem the notes. There are no sinking fund payments.

Right to Require Repurchase of Notes Upon a Change in Control of PNC

If a change in control, as defined below, occurs, each holder of notes may require that PNC Funding repurchase the holder’s notes on the date fixed by PNC Funding that is not less than 30 days nor more than 60 days after PNC Funding gives notice of the change in control of PNC. PNC Funding will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, up to but not including the date of repurchase.

“Change in Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of PNC’s properties and assets, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act, or a “Group;”

(2) the approval by the holders of PNC’s capital stock of any plan or proposal for its liquidation or dissolution, whether or not otherwise in compliance with the provisions of the indenture;

(3) any person or Group, other than PNC or any of its subsidiaries or any employee benefit plan of PNC or any of its subsidiaries, becomes the beneficial owner, directly or indirectly, of shares of PNC’s voting stock representing more than 50% of the aggregate ordinary voting power represented by PNC’s issued and outstanding voting shares; or

(4) the first day on which a majority of the members of PNC’s board of directors are not continuing directors, as defined below.

The definition of “change in control” includes a provision relating to the sale, lease, exchange or other transfer of “all or substantially all” of PNC’s properties and assets. Although we have been advised that there is a developing body of case law interpreting the phrase “substantially all,” we have been advised that there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require PNC Funding to repurchase such notes as a result of a sale, lease, exchange or other transfer of less than all of PNC’s properties and assets to another person or Group may be uncertain.

“Continuing directors” means, as of any date of determination, any member of PNC’s board of directors who

•	was a member of such board of directors on the date of the original issuance of the notes, or

•	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

On or prior to the date of repurchase, PNC Funding will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the notes which is to be paid on the date of repurchase. Payment of the repurchase price for the notes will be made promptly following the later of the date of repurchase and the time of delivery of the notes. If the paying agent holds money sufficient to pay the repurchase price of the notes on the date of repurchase in accordance with the terms of the indenture, then, on the date of repurchase, the notes will cease to be outstanding, whether or not the notes are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

For a discussion of the tax treatment of a holder exercising the right to require PNC Funding to repurchase notes, see “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Disposition of Notes” and “— Tax Consequences to Non-U.S. Holders — Notes.”

On or before the 20th business day after the change in control of PNC (or in the case of clause (3) above, the date PNC has notice of the change of control), PNC Funding must mail to the trustee and all holders of the notes a notice of the occurrence of the change in control offer, stating:

•	the repurchase date;

•	the date by which the repurchase right must be exercised;

•	the repurchase price for the notes;

•	the Exchange Rate; and

•	the procedures which a holder of notes must follow to exercise the repurchase right.

To exercise the repurchase right, the holder of a note must deliver, on or before the third business day before the repurchase date, a written notice to PNC Funding and the trustee of the holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the note or notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent at any time on or before the close of business on the business day preceding the repurchase date. The notice of withdrawal must state:

•	the principal amount of notes being withdrawn;

•	the principal amount, if any, of notes not being withdrawn; and

•	if certificated notes have been issued, the certificate numbers of the note is being withdrawn.

The effect of these provisions granting the holders the right to require PNC Funding to repurchase the notes upon the occurrence of a change in control of PNC may make it more difficult for any person or Group to acquire control of PNC or to effect a business combination with PNC. PNC Funding’s ability to pay cash to holders of notes following the occurrence of a change in control of PNC may be limited by PNC Funding’s or PNC’s then-existing indebtedness, financing agreements or financial resources. PNC Funding cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — PNC Funding may be unable to repurchase your notes as required under the indenture upon a change in control of PNC or on the specified dates at the option of the holder or pay you cash upon exchange of your notes.” PNC Funding or PNC may not have the funds necessary to repurchase your notes as required under the indenture upon a change in control of PNC or on the specified dates at the option of the holder or to pay you cash upon exchange of the notes.

PNC Funding’s obligation to make a repurchase in the event of a change in control of PNC will be satisfied if a third party makes the change in control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a change in control offer made by PNC Funding and purchases all notes properly tendered and not withdrawn under the change in control offer.

If a change in control occurs and the holders exercise their rights to require PNC Funding to repurchase notes, PNC Funding intends to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

The term “beneficial owner” will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act, or any successor provision, except that (i) a person shall be deemed to have “beneficial ownership” of all shares of PNC Common Stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time, and (ii) any percentage of beneficial ownership shall be determined using the definition in clause (i) in both the numerator and the denominator.

Covenants

The Indenture contains certain covenants which are described below.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, for so long as the notes are issued and outstanding, PNC will continue directly or indirectly to own and thus serve as the holding company for its “principal subsidiary banks.” When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by the board of directors of PNC, or

•	any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, our only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc. The indenture prohibits PNC, unless holders of the notes consent, from:

•	selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, and

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of such transactions and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, PNC would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•	transactions required as a condition imposed by any governmental authority to the acquisition by PNC, directly or indirectly, or any other corporation or entity if thereafter, (1) PNC would own at least 80% of the voting shares of the other corporation or entity, (2) the consolidated banking assets of PNC would be at least equal to those prior thereto, and (3) the board of directors of PNC shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by PNC, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture, however, does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC,

if, in any such case in which the surviving, resulting or acquiring entity is not PNC, PNC would own, directly or indirectly, at least 80% of the voting shares of the principal subsidiary bank surviving such merger, resulting from such consolidation or acquiring such assets.

Ownership of PNC Funding

The indenture contains a covenant that, so long as any of the notes are outstanding, PNC will continue to own, directly or indirectly, all of the outstanding voting shares of PNC Funding.

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve PNC’s direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the notes are equally secured. The indenture prohibits PNC and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the notes are equally and ratably secured. Notwithstanding this prohibition, PNC may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation.

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving PNC Funding or PNC by requiring any successor to PNC Funding or PNC to assume the predecessor’s obligations under the indenture. In addition, the covenant prohibits such transactions if they would result in an event of default, a default or an event which could become an event of default or a default under the indenture. PNC Funding or PNC may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation organized under the laws of any domestic jurisdiction, if:

•	the successor corporation assumes all obligations of PNC Funding or PNC, as the case may be, under the notes (in the case of PNC Funding) and the guarantees (in the case of PNC) and under the indenture,

•	immediately after the transaction, no event of default or default, and no event which, after notice or lapse of time, would become an event of default or default, exists, and

•	certain other conditions are met.

The indenture does not limit PNC’s or PNC Funding’s ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver of the Indenture and the Notes

Modification

There are three types of changes PNC Funding can make to the indenture and the notes.

Changes Requiring Your Approval.  First, there are changes that cannot be made to the indenture and the notes without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest and liquidated damages, if any, on any note;

•	reduction of the principal amount or redemption price of, or the rate of interest and liquidated damages, if any, on any note, whether upon acceleration, redemption or otherwise, or alteration of the manner of calculation of interest and liquidated damages, if any, or the rate of accrual thereof on any note;

•	change to the place or currency of payment on any note;

•	impairment of your right to sue for payment of any amount due on your notes;

•	modification of the provisions of the indenture relating to PNC Funding’s requirement to repurchase notes (i) upon a change in control after the occurrence thereof, or (ii) on December 20, 2007, 2008, 2011, 2016, 2021, 2026 or 2031;

•	impairment of any right that you may have to exchange or convert your notes for or into other securities or property;

•	reduction of the percentage of direct holders of notes whose consent is needed to modify or amend the indenture;

•	reduction of the percentage of direct holders of notes whose consent is needed to waive PNC Funding’s or PNC’s compliance with certain provisions of the indenture or to waive certain defaults, including a default in the payment of the principal of, or redemption or purchase price of, or any interest and liquidated damages, if any, on, any note;

•	modify or affect the terms and conditions of the guarantees in any manner adverse to holders of the notes; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the indenture or your right to exchange your notes.

Changes Requiring a Majority Vote.  The second type of change to the indenture and the notes is the kind that requires a vote in favor by holders of the notes owning a majority in principal amount of the notes. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Changes Not Requiring Approval.  The third type of change does not require any vote by holders of the notes. This type is limited to clarifications and certain other changes referenced in the indenture that would not adversely affect holders of the notes.

Waiver

The holders of a majority in aggregate principal amount of the notes at the time outstanding may waive any existing event of default under the indenture, and its consequences, except an event of default in the payment of the principal of or interest on any notes, an event of default in respect of a provision that cannot be amended without the consent of each holder of notes affected, or an event of default which constitutes a failure to exchange any note in accordance with the terms of the indenture.

Further Details Concerning Voting

PNC Funding is generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding notes that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If PNC Funding or the trustee sets a record date for a vote or other action to be taken by holders of the notes, that vote or action may be taken only by persons who are direct holders of outstanding notes on the record date and must be taken within 90 days following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if PNC Funding seeks to change the indenture or the notes or request a waiver.

Events of Default

Each of the following is an event of default under the indenture:

(1) failure to pay interest and liquidated damages, if any, on any note when it becomes due and payable and continuation of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(2) failure to pay the principal of any note, when it becomes due and payable, at the stated maturity, upon acceleration, upon redemption or otherwise, including the failure to make cash payments or, if applicable, to deliver shares of PNC Common Stock due upon exchange, or make a payment to repurchase notes tendered pursuant to a change in control offer or the failure to repurchase notes at your option on December 20, 2007, 2008, 2011, 2016, 2021, 2026 or 2031, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(3) failure to provide notice of the occurrence of a change in control on a timely basis;

(4) default in the observance or performance of any other covenant or agreement contained in the indenture that continues for a period of 90 days after PNC Funding has received written notice specifying the default and demanding that such default be remedied from the trustee or the holders of at least 25% of the outstanding principal amount of the notes, except in the case of a default with respect to the “Consolidation or Merger” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement; and

(5) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of PNC, PNC Funding or any principal subsidiary bank, or

(6) PNC’s guarantee of the notes ceases to be in full force and effect.

If an event of default, other than an event of default specified in clause (5) above, shall occur and be continuing, the trustee may, and at the written request of the holders of at least 25% in principal amount of outstanding notes shall, declare the principal of and accrued interest on all the notes to be due and payable by written notice to PNC Funding, and such notice shall specify the respective event of default and that it is a “notice of acceleration.” Upon delivery of such notice, the principal of and accrued and unpaid interest and liquidated damages, if any, on all the notes shall become immediately due and payable.

If an event of default specified in clause (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and liquidated damages, if any, on all of the outstanding notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Subject to certain conditions set forth in the indenture, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the notes. No such cancellation shall affect any subsequent default or impair any rights arising from a subsequent default.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of 25% in principal amount of all outstanding notes must make a written request that the trustee take that action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from holders of a majority in principal amount of the outstanding notes a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your notes on or after their due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

PNC and PNC Funding will furnish to the trustee every year a written statement of certain of PNC’s and PNC Funding’s officers certifying that to their knowledge PNC and PNC Funding are in compliance with the indenture and notes, or else specifying any default. In addition, PNC and PNC Funding are required to provide an officers’ certificate to the trustee promptly upon PNC’s or PNC Funding’s obtaining knowledge of any default or event of default under the indenture, describing such default or event of default and what action PNC and PNC Funding are taking or propose to take with respect thereto.

Reports

The indenture provides that any documents or reports that PNC may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after PNC has filed those documents or reports with the SEC (the “filing obligation.”)

Under the Trust Indenture Act, PNC may have a separate obligation to file with the trustee any documents or reports that PNC is required to file with the SEC.

Notices

PNC Funding and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the trustee’s records.

In connection with any redemption of the notes as described above under “— Redemption and Repurchase of the Notes — Optional Redemption of the Notes,” PNC Funding will give not less than 30 days’ nor more than 60 days’ notice of redemption.

In connection with the repurchase obligations described above under “— Redemption and Repurchase of the Notes — Repurchase of Notes at the Option of the Holder,” PNC Funding is required to give notice on a date not less than 30 days prior to each date of repurchase.

Discharge of the Indenture

PNC Funding may satisfy and discharge PNC Funding’s obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the exchange agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any repurchase date, or upon exchange or otherwise, cash and shares of PNC Common Stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Form, Denomination and Registration

The notes are issued in book-entry, or registered, form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof, and are represented by one or more global notes, which have been deposited with the trustee as custodian for DTC (collectively, with any of its successors referred to as the “depositary”) and registered in the name of DTC’s nominee, Cede & Co.

The notes are listed for trading in the PORTALsm Market of the Nasdaq Stock Market, Inc. PNC Common Stock is listed on The New York Stock Exchange under the symbol “PNC.”

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold the notes in accounts at banks or brokers will generally not be recognized by PNC Funding as legal holders of the notes. This is called holding in “street name.” Instead, PNC Funding would recognize only DTC to hold its notes. If you hold notes in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments, notices and exchange procedures;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

PNC Funding’s obligations, as well as the obligations of the trustee and those of any third parties employed by PNC Funding or the trustee, run only to persons or entities who are the direct holders of notes, which means those who are registered as holders of notes. As noted above, PNC Funding does not have obligations to you if you hold in street name or through other indirect means because the notes are issued in the form of global notes as described below. For example, once PNC Funding makes payment to the registered holder, PNC Funding has no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Notes

What Is a Global Note?  A global note is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders.”

Because the notes were issued in the form of global notes, the ultimate beneficial owners can only be indirect holders. The notes are represented by one or more global notes, which have been deposited with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co. The global notes may not be transferred to the name of any other direct holder unless the special circumstances described below occur.

Any person wishing to own a note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Notes.  As an indirect holder, an investor’s rights relating to a global note are governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. PNC Funding does not recognize this type of investor as a registered holder of notes and instead deals only with the depositary that holds the global notes.

Investors in global notes should be aware that:

•	you cannot obtain notes registered in your own name except in certain limited circumstances as described below under “— Special Situations When Global Notes Will Be Terminated;”

•	you cannot receive physical certificates for your interest in the notes;

•	you will be a street name holder and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes; see “— Street Name and Other Indirect Holders;”

•	you may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global notes; PNC Funding and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global notes; PNC Funding and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global note be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Notes Will Be Terminated.  In a few special situations described under “-Exchange of Book-Entry Notes for Certificated Notes,” the global notes will terminate and interests in them will be exchanged for physical certificates representing notes. After that exchange, the choice of whether to hold notes directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in notes transferred to your own name, so that you will be a direct holder.

When a global note terminates, the depositary, and neither PNC Funding nor the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Transfer of Notes

You may transfer or exchange book-entry notes only through DTC. For information with respect to payments of principal of and premium, if any, and interest on book-entry notes and how to transfer or exchange them, see “— DTC; Book-Entry Notes” below. In addition, registration of transfer or exchange of certificated notes, if any are issued, will be made at the office of the trustee listed below under “— Payment Mechanisms for Certificated Notes, If Any.” No service charge will be made by PNC Funding or the trustee for any registration of transfer or exchange of notes, but PNC Funding may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange, other than exchanges not involving any transfer.

DTC; Book-Entry Notes

DTC

DTC has advised PNC Funding as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Ownership of Book-Entry Notes

Ownership of beneficial interests in the global notes are limited to institutions that have accounts with DTC or its nominee or persons that may hold interests through those participants in DTC. Ownership of beneficial interests in the global notes are shown on, and the transfer of that ownership will be effected through, records maintained by DTC, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

PNC Funding was advised by DTC that upon the issuance of the global notes, and the deposit of the global notes with or on behalf of DTC, DTC would immediately credit on its book-entry registration and transfer system the respective principal amounts of the notes represented by such global notes to the accounts of participants. The accounts that were credited were designated by the initial purchaser.

Transfers of Book-Entry Notes

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the book-entry notes represented by the global notes for all purposes under the indenture and the global notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures. Transfers between participants in

DTC will be effected in accordance with DTC rules and will be settled in same-day funds. The laws of some states, however, require that certain persons take physical delivery of securities in definitive form, and investors subject to these requirements may not be permitted to invest in notes sold in book-entry form.

Payments on Global Notes

In the circumstances described above under “— General-Interest,” payments in respect of the global notes will be made to DTC, or its nominee, as the registered owner. Neither PNC Funding nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PNC Funding expects that DTC or its nominee, upon receipt of any payment in respect of the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of those global notes as shown on the records of DTC or its nominee. PNC Funding also expects that payments by participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Those payments, however, will be the responsibility of those participants. Street name or other indirect holders should consult their banks or brokers for information on how they will receive payment.

DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account interests in the global notes are credited and only in respect of that portion of the principal amount of the notes as to which such participant or participants has or have given such direction. However, only in those certain circumstances described in the following paragraph will DTC exchange the global notes for certificated notes in minimum denominations of $1,000 and integral multiples of $1,000, which it will distribute to its participants.

Exchange of Book-Entry Notes for Certificated Notes

If any of the following happens:

•	DTC or any successor depositary notifies PNC Funding that it is unwilling or unable to continue as depositary for global notes or ceases to be a “clearing agency” registered in good standing under the Exchange Act or other applicable statute or regulation and PNC Funding does not appoint a successor depositary within 90 days after PNC Funding receives notice of such inability, unwillingness or cessation,

•	an event of default, as described under “— Events of Default” above, under the notes has occurred and is continuing, or

•	PNC Funding, in PNC Funding’s sole discretion and subject to the procedures of the depositary, determines that any or all of the notes will no longer be represented by global notes, then PNC Funding will issue, to participants that hold interests in those global notes through DTC, certificated notes in exchange for the related book-entry notes and such participants will then become the registered holders of those certificated notes. Those global notes will be cancelled and be of no further force or effect. The registered holder of a certificated note may transfer that note as described above under “— Legal Ownership” and “— Transfer of Notes”

Payment Mechanisms for Certificated Notes, If Any

If any book-entry notes are exchanged for certificated notes under the limited circumstances described above under “— DTC; Book-Entry Notes,” and you are a holder of certificated notes, the following will apply:

•	PNC Funding will make interest payments and pay liquidated damages, if any, other than interest payable on a maturity date, by check mailed to the holders of certificated notes.

•	If you are a holder of at least $1,000,000 aggregate principal amount of certificated notes, you may receive your interest payments by wire transfer as follows: you must notify the trustee in writing at its office address listed below, or at any other address that the trustee has provided to you by mail, on or before the regular record date before an interest payment date, other than a maturity date, that you choose to have the interest on all your notes payable on that interest payment date and all subsequent interest payment dates paid by wire transfer of immediately available funds to an account at a bank in The City of New York, or in another city that PNC Funding agrees to, designated by you. This payment method will apply until you give the trustee written notice to the contrary. PNC Funding will not pay interest by wire transfer if you designate an account with a bank that has no facilities to receive wire transfers.

•	PNC Funding will pay the principal of and premium, if any, and interest and liquidated damages, if any, on any certificated note that is due on that note’s maturity date, redemption date or repurchase date in immediately available funds against presentation of that certificated note at the corporate trust office of the trustee in The City of New York, which on the date of this prospectus supplement is located at 101 Barclay Street-8W, New York, New York 10280. Alternatively, PNC Funding will make this payment at any other office or agency of the trustee in The City of New York that the trustee may designate to you in writing. However, if this payment is to be made by wire transfer, the trustee must have received appropriate wire transfer instructions in writing from you at least two business days prior to the relevant date.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by PNC Funding to a paying agent that remains unclaimed at the end of one year after the amount is due to registered holders will be repaid to PNC Funding. After that one-year period, you may look only to PNC Funding for payment and not to the trustee, any other paying agent or anyone else.

Restrictions on Transfer

Until registration of the resale under this prospectus supplement, the notes were subject to certain transfer restrictions because the initial issuance of the notes was not registered under the Securities Act of 1933, as amended or any state securities laws. If the registration statement is not available, as described under “— Registration Rights” below, the notes would be subject to such restrictions.

Replacement of Notes

In case any note is mutilated, destroyed, lost or stolen, PNC Funding will execute and, upon PNC Funding’s request, the trustee will authenticate and deliver, a new note with identical terms and provisions and in a like principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on that note, in exchange for or in lieu of that old note. In case that old note is destroyed, lost or stolen, the applicant for a substituted note must furnish to PNC Funding and the trustee a security or indemnity as PNC Funding and the trustee may require. In addition, in every case of destruction, loss or theft of a note, the applicant must also furnish to PNC Funding and the trustee satisfactory evidence of destruction, loss or theft and of ownership of the note.

Upon the issuance of any substituted note, PNC Funding and the trustee may require applicants for substituted notes to cover PNC Funding’s expenses. In case a note has matured or is about to mature and is mutilated, destroyed, lost or stolen, PNC Funding may, instead of issuing a substitute note, pay or authorize the payment of the note, without surrender of the note except in the case of a mutilated note, upon compliance by the holder with the requirement above.

Trustee, Paying Agent and Exchange Agent

The trustee under the indenture is The Bank of New York. PNC and its subsidiaries maintain banking and other service relationships with The Bank of New York.

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, as defined in the Trust Indenture Act, after a default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the SEC for permission to continue, or resign.

Payment of Stamp and Other Taxes

PNC Funding paid all stamp and other duties, if any, which were imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the notes. PNC Funding was not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

Governing Law

The indenture and the notes are governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

Additional Information

Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to: One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707 or from the SEC website as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006.

Registration Rights

PNC and PNC Funding entered into a registration rights agreement with the initial purchaser of the notes for the benefit of the holders of the notes and the shares of PNC Common Stock issuable in exchange of the notes. Under this agreement, PNC and PNC Funding are required, at their cost, on or prior to the 120th day after the first date of original issuance of the notes, file, or have on file, a shelf registration statement with the SEC, which will become effective no later than 240 days after the first date of the original issuance of the notes or otherwise, PNC and PNC Funding shall make available for use by selling securityholders an effective shelf registration statement no later than such date. This prospectus supplement is being filed as part of an existing registration statement to meet this requirement.

PNC and PNC Funding will use commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of: (1) the sale pursuant to the shelf registration statement of all of the notes and any shares of PNC Common Stock issuable upon exchange of the notes; (2) the expiration of the holding period applicable to the notes and the shares of PNC Common Stock issuable upon exchange of the notes held by non-affiliates of PNC Funding under Rule 144(k) under the Securities Act, or any successor provision; and (3) the date on which all of the notes and any shares of PNC Common Stock issued upon exchange of the notes (i) cease to be outstanding or (ii) have been resold pursuant to Rule 144 under the Securities Act.

PNC Funding has the right to suspend use of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods of time for any bona fide reason, including pending corporate developments and public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period. PNC Funding need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. If PNC and PNC Funding fail to file or to have on file the shelf registration statement on or prior to the 120th day after the first date of original issuance of the notes, PNC and PNC Funding fail to cause the shelf registration statement to become effective on or prior to the 240th day after the first date of original issuance of the notes or otherwise to make available an effective shelf registration statement for selling securityholders by such date, or PNC and PNC Funding fail to keep the shelf registration statement effective or usable in accordance with and during the periods specified in the registration rights agreement, other than the periods during which PNC Funding is permitted to suspend registration or the use of the prospectus that is part of the shelf registration statement, then, in each case, PNC Funding will pay liquidated damages to all holders of notes, in respect of each $1,000 principal amount of notes outstanding, at a rate per annum equal to 0.25% of such principal amount. In no event will liquidated damages accrue at a rate per year exceeding 0.25%. So long as the failure to file or become effective or such unavailability continues, PNC Funding will pay liquidated damages in cash to the same persons to whom interest on the notes is payable and at the same time as such payment. When such registration default is cured, accrued and unpaid liquidated damages through the date of cure will be paid in cash on the subsequent interest payment date. Holders of shares of PNC Common Stock issued in respect of the notes that have been transferred pursuant to the shelf registration statement or in accordance with Rule 144 or that are eligible for resale under Rule 144(k) will not be entitled to be included in the shelf registration statement covering resales. No liquidated damages will be payable in respect of PNC Common Stock issued upon exchange of the notes.

A holder who elects to sell any notes or shares of PNC Common Stock pursuant to the shelf registration statement:

•	is to be named as selling securityholder in this prospectus supplement;

•	will be required to deliver a prospectus to purchasers;

•	will be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	will be bound by the applicable provisions of the registration rights agreement, including indemnification obligations.

PNC Funding has, as required by the registration rights agreement to give notice to all registered holders of the availability of a previously filed and effective shelf registration statement for use by the selling securityholders and prepared this prospectus supplement pursuant to the requirements of the registration rights agreement.

DESCRIPTION OF PNC COMMON STOCK

This prospectus supplement and the attached prospectus briefly summarize the provisions of our amended and restated articles of incorporation and by-laws that would be important to holders of PNC common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation and by-laws, which are incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Information by Reference” for information about where you can obtain a copy of these documents.

As of the date of this prospectus supplement PNC is authorized to issue 800,000,000 shares of PNC common stock. At June 30, 2007, PNC had 352,822,767 shares of common stock issued consisting of 342,222,299 shares outstanding shares and 10,600,468 held in treasury.

The following summary is not complete. You should refer to the applicable provisions of PNC’s articles of incorporation and to the Pennsylvania Business Corporation Law for a complete statement of the terms and rights of the PNC Common Stock.

Holders of PNC Common Stock are entitled to one vote per share on all matters submitted to shareholders. Holders of PNC Common Stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The PNC Common Stock does not have any sinking fund, exchange or redemption provisions.

Holders of PNC Common Stock may receive dividends when declared by the Board of Directors of PNC out of funds legally available to pay dividends. The Board of Directors may not pay or set apart dividends on PNC Common Stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment.

As of June 30, 2007, PNC had outstanding $528 million of junior subordinated notes with various interest rates and maturities. The terms of these notes permit PNC to defer interest payments on the notes for up to five years. If PNC defers interest payments on these notes, PNC may not during the deferral period:

•	declare or pay any cash dividends on any PNC Common Stock,

•	redeem any PNC Common Stock,

•	purchase or acquire any PNC Common Stock, or

•	make a liquidation payment on any PNC Common Stock.

In the event of dissolution or winding up of the affairs of PNC, holders of PNC Common Stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The Board of Directors of PNC may, except as otherwise required by applicable law or the rules of The New York Stock Exchange, cause the issuance of authorized shares of PNC Common Stock without shareholder approval to such persons and for such consideration as the Board of Directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Services, LLC, Chicago, Illinois, is the transfer agent and registrar for PNC Common Stock. The shares of PNC Common Stock are listed on The New York Stock Exchange under the symbol “PNC.”

The outstanding shares of PNC Common Stock are validly issued, fully paid and nonassessable, and the holders of the PNC Common Stock are not and will not be subject to any liability as shareholders.

Other Provisions

PNC’s articles of incorporation and bylaws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s bylaws include provisions:

•	authorizing the board of directors to fix the size of the Board between five and 36 directors,

•	authorizing directors to fill vacancies on the Board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the board of directors, the Chairman of the Board, PNC’s President and a Vice Chairman of the Board to call a special meeting of shareholders, and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s articles of incorporation vest the authority to make, amend and repeal the bylaws in the board of director, subject to the power of its shareholders to change any such action.

The Pennsylvania “anti-takeover” statutes allow Pennsylvania corporations to elect to either be covered or not be covered by certain of these statutes.

PNC has elected in its bylaws not to be covered by Title 15 of the Pennsylvania consolidated statutes governing “control-share acquisitions” and “disgorgement by certain controlling shareholders following attempts to acquire control.” However, the following provisions of Title 15 of the Pennsylvania consolidated statutes apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the articles of incorporation provided otherwise, action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the articles of incorporation (Section 2535),

•	certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five-year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of PNC Common Stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquiror, or result in PNC shareholders receiving less for their shares of PNC Common Stock than otherwise might be available if there is a takeover attempt.

PRICE RANGE OF PNC COMMON STOCK AND DIVIDEND POLICY

Price Range of PNC Common Stock

PNC Common Stock trades on The New York Stock Exchange under the symbol “PNC.” The following table sets forth, for each of the periods indicated, the range of high and low sale prices and the quarter-end closing sale price per share of PNC Common Stock as reported by The New York Stock Exchange:

				Cash
				Dividends
	High	Low	Close	Declared

2004 Quarter
First	$59.79	$52.68	$55.42	$.50
Second	$56.00	$50.70	$53.08	$.50
Third	$54.22	$48.90	$54.10	$.50
Fourth	$57.64	$50.70	$57.44	$.50

Total				$2.00

2005 Quarter
First	$57.57	$50.30	$51.48	$.50
Second	$55.90	$49.35	$54.46	$.50
Third	$58.95	$53.80	$58.02	$.50
Fourth	$65.66	$54.73	$61.83	$.50

Total				$2.00

2006 Quarter
First	$71.42	$61.78	$67.31	$.50
Second	$72.00	$65.30	$70.17	$.55
Third	$73.55	$68.09	$72.44	$.55
Fourth	$75.15	$67.61	$74.04	$.55

Total				$2.15

2007 Quarter
First	$76.41	$68.60	$71.97	$.55
Second	$76.15	$70.31	$71.58	$.63
Third (Through August 9)	$74.23	$64.00	$70.86	$.63

Total				$1.81

On June 30, 2007, there were 41,223 registered holders of record for PNC Common Stock and approximately 342,222,299 million shares outstanding. The closing price of PNC Common Stock on The New York Stock Exchange on August 9, 2007, was $70.86.

Dividends

Holders of PNC Common Stock are entitled to receive dividends when declared by PNC’s Board of Directors out of funds legally available for this purpose. The Board of Directors may not pay or set apart dividends on PNC Common Stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment. The Board presently intends to continue the policy of paying quarterly cash dividends. However, the amount of any future dividends will depend on earnings, our financial condition and other factors, including contractual restrictions and applicable government regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company). The Federal Reserve has the power to prohibit PNC from paying dividends without its approval. Further information concerning dividend restrictions and restrictions on loans or advances from bank subsidiaries to the parent company is contained in “Supervision and Regulation” in Item 1, “Liquidity Risk Management” in the Risk Management section of Item 7, and Note 4 Regulatory Matters in the Notes to Consolidated Financial Statements in Item 8 of PNC’s Annual Report on From 10-K, which is incorporated herein by reference. See “Where you can find more information.”

PLAN OF DISTRIBUTION

We will not receive any proceeds from the sale of the notes and the underlying common stock offered by this prospectus supplement. The selling securityholders and their successors, which include their transferees, distributees, pledgees or donees or their successors, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents.

The timing and amount of sales will likely depend on market conditions and other factors. The sale prices may be market prices prevailing at the time of sale, negotiated prices or fixed prices. Sales may involve:

•	sales to underwriters who will acquire shares for their own account and resell them;

•	cross or block transactions in which a broker or dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases and resales by a broker or dealer as principal for its own account;

•	an exchange distribution in accordance with the rules of any stock exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	ways not involving established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	transactions in options, swaps or other derivatives that may not be listed on an exchange;

•	the creation or settlement of hedging transactions;

•	privately negotiated transactions; or

•	transactions to cover short sales.

Brokers and dealers may receive compensation from the selling securityholder or purchasers of shares, or both, in connection with these transactions, and this compensation may be in excess of customary commissions. The selling securityholder and any other person that participates in the distribution of these shares may be deemed to be underwriters under the Securities Act.

If the selling securityholder engages an underwriter in connection with the sale of the shares, to the extent required, this prospectus supplement will be supplemented to describe the number of shares being offered and the terms of the offering, including the names of the underwriters, the public offering price, and any compensation to underwriters, dealers or agents.

From time to time, one or more of the selling securityholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. Any such distributees, devisees or donees will be deemed to be selling securityholders. Any such pledges, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders.

PNC and PNC Funding will use commercially reasonable efforts to keep the registration statement effective after its effective date until the earlier of (1) the sale pursuant to the shelf registration statement of all of the notes and any shares of PNC Common Stock issuable upon exchange of the notes; (2) the expiration of the holding period applicable to the notes and the shares of PNC Common Stock issuable upon exchange of the notes held by non-affiliates of PNC Funding pursuant to Rule 144(k) under the Securities Act, or any successor provision; and (3) the date on which all of the notes and any shares of PNC Common Stock issued upon exchange of the notes (i) cease to be outstanding or (ii) have been vested pursuant to Rule 144 under the Securities Act.

We know of no existing arrangements by the selling securityholder relating to distribution of the notes or shares of our common stock covered by this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 disclosure:  To ensure compliance with requirements imposed by the IRS, we inform you that: (i) any U.S, federal tax advice contained in this document (including any attachment) is not intended or written by us to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax penalties under the Internal Revenue Code; (ii) such advice was written in connection with the promotion or marketing by the initial purchaser of the transactions or matters addressed herein; and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

This section summarizes the material U.S. tax consequences to holders of notes. However, the discussion is limited in the following ways:

•	The discussion only covers you if you hold your notes and PNC Common Stock into which the notes are exchangeable as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

•	The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of notes or PNC Common Stock.

•	The discussion does not cover you if you are a partner in a partnership (or entity treated as a partnership for U.S. tax purposes). If a partnership holds notes or PNC Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the notes or PNC Common Stock.

•	The discussion does not cover state, local or foreign law.

•	We have not requested a ruling from the IRS on the tax consequences of owning the notes and PNC Common Stock. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying notes or exchanging such notes for PNC Common Stock, we suggest that you consult your tax advisor about the tax consequences of holding the notes or PNC Common Stock in your particular situation.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder:” A “U.S. Holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state); or

•	an estate or trust whose world-wide income is subject to U.S. federal income tax.

Interest

It is not clear under applicable IRS regulations whether all the interest on the notes will be treated as OID for tax purposes. If it is so treated, all the interest on the notes will be taxable to a U.S. Holder of the notes as it accrues, even if the U.S. Holder is otherwise on the cash method of accounting, As a result, the U.S. Holder may be taxable on the interest before the receipt of cash. In addition, the rules described below under “OID-Possible Alternative

Characterization” would apply. Except as provided therein, the discussion below assumes that not all the interest on the notes will be treated as OID.

OID

The notes were issued with OID and a statutory de minimis rule did not apply. As a result, the notes are subject to additional tax rules.

•	The amount of OID on the notes is the excess of the principal amount of the notes over the “issue price” of the notes.

•	The issue price of the notes was the first price at which a substantial amount of the notes were sold to the public by the initial purchaser.

Treatment of OID, Market Discount and Bond Premium

OID Accrual

For holders who bought notes on the issue date of the notes and the purchase price for the notes was equal to the issue price of the notes, the following consequences arose:

•	The holder must include the total amount of OID in income as ordinary income over the period through December 20, 2007.

•	The holder must include that OID in income as the OID accrues on the notes, even if a holder is on the cash method of accounting. This means that a holder is required to report OID income, and in some cases pay tax on that income, before such holder receives the cash that corresponds to that income.

•	OID accrues on a note on the “constant yield” method. This method takes into account the compounding of interest. The amount of OM, and the method of accrual of OM, will be calculated by converting the notes’ initial floating rate into a fixed rate and by applying the constant yield method on that basis. Under this method, the accrual of OID on a note will result in a holder being taxable at approximately a constant percentage of your unrecovered investment in the note.

•	A holder’s initial tax basis in the note is cost. Such tax basis increases by any OID such holder reports as income and decreases by any principal payments such holder receives on the note.

Market Discount

For holders who bought notes on the issue date and the purchase price for the notes was less than the issue price, those notes had market discount equal to the excess of the issue price over the purchase price. Market discount is disregarded if it is less than $2.50 per $1,000 principal amount of notes.

Generally, market discount will be considered to accrue ratably from the purchase date through December 20, 2007, unless the holder elects to accrue market discount on a constant-yield basis. Gain upon a sale, redemption or other disposition of a note will, be treated as ordinary income to the extent of the accrued market discount. In addition, certain interest deductions related to any debt incurred to acquire or carry the market discount note are subject to deferral.

These rules generally do not apply if a holder has made an election to include market discount in income as it accrues. An election to include market discount as it accrues applies to all market discount notes acquired by the holder beginning with the taxable year of the election and may be revoked only with the IRS’s consent. An election to accrue market discount on a constant-yield basis may not be revoked at all. Accordingly, holders are especially urged to consult their tax advisors regarding the advisability of making such elections.

Acquisition Premium

For holders who bought notes on the issue date and the purchase price for the notes was more than the issue price but no more than the principal amount, then the excess of the purchase price over the issue price of the notes was acquisition premium. The aggregate amount of OID such holder is required to include in income for the period through December 20, 2007 will be reduced by this amount.

Bond Premium

For holders who bought notes on the issue date for more than their principal amount, such holder will not be required to accrue any OID into income. In addition, the excess of the purchase price over the principal amount is “bond premium.” Such holder can elect to cause bond premium to offset part of such holder’s taxable interest income from the note. Under the election, the total premium will be allocated to interest periods, as an offset to interest income, on a “constant yield” basis over the period through the final maturity date of the notes; that is, with a smaller offset in the early periods and a larger offset in the later periods. A holder must make this election on the tax return for the year in which you the note was acquired. However, if the election was made, it automatically applies to all debt instruments with bond premium that such holder owns during that year or that such holder acquires at any time thereafter, unless the IRS permits such holder to revoke the election.

Purchase of Notes After Issue Date

If you buy your notes after their issue date, your purchase price (disregarding any accrued interest that you pay) must be compared to the “adjusted issue price” of the notes on your purchase date. The adjusted issue price of the notes on any date is the issue price of the notes plus OID accrued to that date. If you buy your notes for an amount equal to their adjusted issue price on your purchase date, then you must report OID income for the period through December 20, 2007 in the same manner as described above under “— Treatment of OID, Market Discount and Bond Premium — OID Accrual.” If you buy your notes for an amount other than the adjusted issue price of the notes on your purchase date, you will be subject to the rules described above concerning market discount, acquisition premium and bond premium, as applicable. In such case, the accruals and adjustments apply as of your purchase date.

OID-Possible Alternative Characterization

As noted above, it is possible under applicable IRS regulations that all the interest on the notes will be treated as OID. In such event,

•	All the interest on the notes will be taxable to a U.S. Holder as it accrues, even if the U.S. Holder is otherwise on the cash method of accounting. As a result, the U.S. Holder may be taxable on the interest before the receipt of cash.

•	The bond premium rule discussed above will not apply.

•	If you purchase the notes on the issue date for an amount equal to the issue price, the excess of the principal amount of the notes over your purchase price will be additional OlD that you must accrue into income under the rules discussed above.

•	If you purchase the notes for more than their issue price, the rules for acquisition premium discussed above will apply to you to offset a portion of the OlD that accrues on the notes.

•	If you purchase the notes for less than their issue price, the excess of the issue price over your purchase price will be market discount subject to the rules for market discount described above (including the de minimis rule for market discount).

•	Your tax basis in the notes will increase by any OID reported as income and will decrease by any principal payments as well as any interest payments you receive on the notes (since such interest will have previously increased your tax basis as it accrued into income).

Disposition of the Notes

An exchange of your notes for cash and/or PNC Common Stock will be a fully taxable transaction. Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property (including PNC Common Stock) received on the disposition and (ii) such U.S. Holder’s adjusted tax basis in the note. However, any amount attributable to accrued but unpaid stated interest is taxable as ordinary income if not previously included in such holder’s income. In addition, accrued market discount may be taxed as ordinary income, as discussed above.

Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years through December 31, 2010, and 20% thereafter). If the note was held for less than one year at the time of disposition, you will have short-term capital gain or loss. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Upon the exchange of a note for cash and PNC Common Stock, if any, a U.S. Holder will have a tax basis in any PNC Common Stock received equal to the fair market value of such PNC Common Stock at the time of the exchange. The U.S. Holder’s holding period for any PNC Common Stock received upon an exchange of notes will begin on the date immediately following the date of such exchange.

Adjustment to the Exchange Price

The price at which the notes are exchangeable into shares of PNC Common Stock is subject to adjustment under certain circumstances as described under “Description of the Notes — Exchange Rights — Exchange Price Adjustments” The holder of a note may be deemed to have received a constructive distribution includable in income in the manner described under “— Tax Consequences to U.S. Holders — Dividends” and “— Tax Consequences to Non-U.S. Holders — Notes” below if, and to the extent that, certain adjustments in the exchange price (e.g., adjustments in respect of taxable dividends to our stockholders) increase the proportionate interest of the holder in our assets or earnings and profits. The holder of a note will be deemed to have received such a constructive distribution even if the holder does not receive any cash or property as a result of such adjustment and regardless of whether or not such holder ever exercises its exchange privilege. Any such constructive distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules generally applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or to the dividends-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. Holder’s tax basis in the notes will be increased to the extent of any such constructive distribution treated as a dividend. Adjustments to the exchange price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution.

If there is an adjustment (or a failure to make adjustment) to the exchange price that increases the proportionate interest of the holders of outstanding PNC Common Stock in our assets or earnings and profits, such increase may result in a deemed dividend to a holder of our PNC Common Stock, including PNC Common Stock acquired upon exchange of the notes.

Dividends

A distribution to a U.S. Holder on our PNC Common Stock that is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includable in income by such U.S. Holder. Distributions not paid out of current or accumulated earnings and profits generally will be treated first as a return of capital to the extent of a U.S. Holder’s tax basis in the PNC Common Stock on which the distribution was made, and then as capital gain to the extent the distribution exceeds such tax basis. Provided that certain holding period and other requirements are satisfied by a U.S. Holder, our distributions to such U.S. Holder that are taxable as dividends will be, (i) in the case of a corporate U.S. Holder, eligible for the dividends received deduction and, (ii) in the case of dividends paid in taxable years beginning on or before December 31, 2010, eligible to be treated by individual U.S. Holders as “qualified dividend income,” which is taxable at the rates generally applicable to long-term capital gains.

Sale, Exchange or Other Disposition of PNC Common Stock

Upon a sale, exchange or other disposition of PNC Common Stock, a U.S. Holder generally will recognize taxable capital gain or loss in an amount equal to the difference between (i) the aggregate amount realized upon such sale, exchange or other disposition and (ii) such U.S. Holder’s aggregate tax basis in such PNC Common Stock at the time of its disposition. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period with respect to such PNC Common Stock is more than one year at the time of its disposition. Capital gain of certain non-corporate U.S. Holders is generally taxed at preferential rates where the holding period has been greater than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•	Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest, OID and retirement proceeds on your notes, unless an exemption applies. As discussed above under “Treatment of OlD, Market Discount and Bond Premium,” if your notes have OID, the amount reported to you may have to be adjusted to reflect the amount you must report on your own tax return.

•	Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•	If you are subject to these requirements but do not comply, the intermediary must withhold at a rate currently equal to 28% of all amounts payable to you on the notes (including principal payments). This is called “backup withholding” If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is a person or entity that is not a U.S. Holder.

Notes

Payments on a note made to a Non-U.S. Holder, including a payment of cash or PNC Common Stock pursuant to an exchange, and any gain realized on a sale or exchange of the note, generally will not be subject to U.S. federal income tax or U.S. withholding tax, unless the Non-U.S. Holder:

•	holds the note in connection with the conduct of a U.S. trade or business as described below under “— U.S. Trade or Business;”

•	actually or constructively owns 10% or more of the total combined voting power of all classes of our voting stock (treating, for such purpose, notes held by a Non-U.S. Holder as having been converted into PNC Common Stock);

•	is a “controlled foreign corporation” that is directly or indirectly related to us;

•	is a bank that acquired a note in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	is an individual who is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or

•	fails to properly certify to us or our paying agent as to its non-U.S. status (generally on IRS Form W-8BEN).

If a Non-U.S. Holder of a note were deemed to have received a constructive dividend (see “— U.S. Holders — Adjustment to the Exchange Price” above), however, the Non-U.S. Holder would generally be subject to U.S. withholding tax at a rate of 30% on the amount of such dividend. We may satisfy the withholding requirement by reducing the interest, principal or exchange proceeds payable to such Non-U.S. Holder by a corresponding amount. The withholding tax rate may be subject to reduction (i) by an applicable treaty if the Non-U.S. Holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits or (ii) upon the receipt of an IRS Form W-8ECI from a Non-U.S. Holder claiming that the constructive dividend on the notes is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder (and where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment).

PNC Common Stock

Dividends paid to a Non-U.S. Holder of PNC Common Stock will generally be subject to U.S. withholding tax at a rate of 30%, which may be subject to reduction (i) by an applicable treaty if the Non-U.S. Holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits or (ii) upon the receipt of an IRS Form W-8ECI from a Non-U.S. Holder claiming that the dividends are effectively connected with the conduct of a U.S. trade or business (and where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment).

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of PNC Common Stock unless:

•	the Non-U.S. Holder holds the PNC Common Stock in connection with the conduct of a U.S. trade or business as described below under “— U.S. Trade or Business;”

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or

•	the Non-U.S. Holder fails to properly certify to us or our paying agent as to its non-U.S. status (generally on IRS Form W-8BEN).

U.S. Trade or Business

If you hold your note or PNC Common Stock in connection with a trade or business that you are conducting in the U.S.:

•	Any interest on the note, dividend on PNC Common Stock and any gain from disposing of the note or PNC Common Stock, generally will be subject to income tax as if you were a U.S. Holder.

•	If you are a corporation, you may be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business, including earnings from the note or PNC Common Stock. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

•	Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•	Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the

U.S. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for PNC by George P. Long, III, Esq., Senior Counsel and Corporate Secretary of PNC. Mr. Long beneficially owns or has rights to acquire, an aggregate of less than 1% of PNC’s common stock.

THE PNC FINANCIAL SERVICES GROUP, INC.

Common Stock
Preferred Stock
Purchase Contracts
Units
Warrants
Guarantees
Depository Shares

PNC FUNDING CORP

Debt Securities
Warrants

We may offer, in one or more offerings, debt securities, common stock, preferred stock, purchase contracts, units, warrants, guarantees, and depositary shares. We may also issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities listed above. When we decide to sell a particular series of securities, we will provide the specific terms of the securities to be offered in a term sheet free writing prospectus, in a prospectus supplement and/or in reports filed under the Securities Exchange Act and referenced in a prospectus supplement. When we use the term “prospectus supplement,” we mean the term sheet free writing prospectus, prospectus supplement and/or Securities Exchange Act reports referenced in a prospectus supplement which describe the specific terms of a specific offering of securities.

You should read this prospectus, including the section entitled “Risk Factors” on page 2, and the applicable prospectus supplement carefully before you invest.

The common stock of The PNC Financial Services Group, Inc. is listed on the New York Stock Exchange under the symbol “PNC.”

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may sell these securities either separately or in units. We also may issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain or refer to a report containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC office mentioned below under the heading “Where You Can Find More Information.”

Following the initial distribution of an offering of securities, PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions. Sales in any of these transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus or the applicable prospectus supplement, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any time subsequent to the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

The PNC Financial Services Group, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a later filed document.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC. They contain important information about us.

Company SEC Filings	Period

Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Reports on Form 10-Q	Period ended March 31, 2006, June 30, 2006 and September 30, 2006
Current Reports on Form 8-K	Date of event: January 20, 2006 (with respect to item 1.01); February 14, 2006; February 15, 2006; March 21, 2006; April 25, 2006; September 8, 2006; September 22, 2006; September 29, 2006; October 4, 2006; October 8, 2006; November 15, 2006; December 5, 2006; December 6, 2006; December 14, 2006; and January 4, 2007

We incorporate by reference additional documents that we may file with the SEC pursuant to Section 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement, or if later until the date on which any of our affiliates cease offering and selling these securities. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us. Requests for such documents should be directed to: Computershare Investor Services, LLC, 250 Royall Street, Canton, MA 02021, or via email at web.queries@computershare.com, or by calling 800-982-7652. You can also obtain these documents on or through our internet website at www.pnc.com.

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of our most recent Annual Report on Form 10-K and any updates in Part II, Item 1A of a subsequently filed Quarterly Report on Form 10-Q, which reports are incorporated herein by reference. See “Where You Can Find More Information” in this Prospectus.

THE PNC FINANCIAL SERVICES GROUP, INC.

In this prospectus, we use “PNC” to refer to The PNC Financial Services Group, Inc. specifically, “PNC Funding” to refer to PNC Funding Corp specifically; and “we” or “us” to refer collectively to PNC and PNC Funding. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

PNC is one of the largest diversified financial services companies in the United States based on assets, operating businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. We provide many of our products and services nationally and others in our primary geographic markets located in Pennsylvania; New Jersey; the greater Washington, DC area, including Maryland and

Virginia; Ohio; Kentucky; and Delaware. We also provide certain global fund processing services internationally. At September 30, 2006, PNC’s consolidated assets, deposits, and shareholders’ equity were $98.4 billion, $64.6 billion, and $10.8 billion, respectively.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

PNC FUNDING CORP

PNC Funding is a wholly owned indirect subsidiary of PNC. PNC Funding was incorporated under Pennsylvania law in 1972 and is engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC.

PNC Funding’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends are provided in exhibits 12.1 and 12.2 of our most recent Annual Report on Form 10-K and exhibits 12.1 and 12.2 of the most recent subsequently filed Quarterly Report on Form 10-Q, if any, which reports are incorporated herein by reference. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we will apply the net proceeds from the sale of the securities for general corporate purposes, which may include:

•	advances to PNC (in the case of PNC Funding) and its subsidiaries to finance their activities,

•	financing of possible future acquisitions,

•	repayment of outstanding indebtedness, and

•	repurchases of issued and outstanding shares of common and/or preferred stock under authorized programs of PNC.

Until we use the net proceeds for these purposes, we will use the net proceeds to reduce our short term indebtedness or for temporary investments. We expect that we may from time to time engage in additional financings of a character and in amounts to be determined.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section describes the general terms and provisions of the debt securities that PNC Funding may offer, and the guarantees of those debt securities by PNC. The debt securities may be either senior debt securities, subordinated debt securities or convertible senior debt securities. The prospectus supplement will describe the specific terms of the debt securities and guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities and guarantees.

The debt securities will be issued under:

•	an indenture, dated as of December 1, 1991, as supplemented by a supplemental indenture dated as of February 15, 1993, and a second supplemental indenture dated as of February 15, 2000, a copy of which has been filed with the SEC. The Bank of New York, successor to JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to the Manufacturers

Hanover Trust Company, is the trustee under the indenture, unless a different trustee for a series of debt securities is named in the prospectus supplement; or

•	in the case of convertible senior debt securities, an indenture, dated as of June 30, 2005, with JPMorgan Chase Bank, N.A., as trustee, for convertible senior debt securities.

For each series of debt securities, a supplemental indenture may be entered into among PNC Funding, PNC and the trustee or such other trustee as may be named in the prospectus supplement relating to that series of debt securities.

We have summarized the material terms and provisions of the indentures in this section. We encourage you to read the indentures for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions. If the section reference to each indenture is the same, you will see one parenthetical reference. If the section references differ, the second parenthetical refers to the new indenture under which the convertible senior debt securities can be issued. Differences between the indentures are also discussed, where applicable. Because the convertible debt securities will be senior debt securities, the indenture under which the senior convertible debt securities may be issued does not include sections discussing subordination and the related definitions.

Debt Securities in General

The debt securities will be unsecured obligations of PNC Funding. The indenture does not limit the amount of debt securities that we may issue from time to time in one or more series. (Section 3.01) The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 3.01) Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities,

•	the aggregate principal amount of the debt securities,

•	the purchase price of the debt securities,

•	the date or dates on which debt securities may be issued,

•	the date or dates on which the principal of and premium on the debt securities will be payable,

•	if the debt securities will be interest bearing:

•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue,

•	the record and interest payment dates for the debt securities,

•	the first interest payment date,

•	any circumstances under which we may defer interest payments,

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable,

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,

•	whether payment of the principal of, premium, and interest on, the debt securities will be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by holders,

•	any events of default which will apply to the debt securities that differ from those contained in the indenture,

•	whether the debt securities will be issued in registered form or in bearer form, or in both registered form and bearer form,

•	the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,

•	whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of PNC common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions,

•	whether the debt securities of such series will be issued as a global security and, if so, the identity of the depositary for such series,

•	any trustees, paying agents, transfer agents or registrars for the debt securities,

•	any special federal income tax considerations applicable to the debt securities, and

•	any other terms of such debt securities.

We intend for any subordinated debt securities offered to be included as regulatory capital under Federal Reserve Board interpretations.

If any of the debt securities are sold for, or if the principal of or any interest on any series of debt securities is payable in, foreign currencies or foreign currency units, the relevant restrictions, elections, tax consequences, specific terms and other information will be set forth in the prospectus supplement.

Although the indenture provides that we may issue debt securities in registered form, with or without coupons, or in bearer form, each series of debt securities will be issued in fully registered form unless the prospectus supplement provides otherwise. Debt securities that are not registered as to interest will have coupons attached, unless issued as original issue discount securities. The indenture under which convertible senior debt securities may be issued does not provide for the issuance of securities with coupons.

The principal of, and premium and interest on, fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. PNC Funding also has the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on any debt securities in other forms will be payable in the manner and at the place or places as may be designated by PNC Funding and specified in the prospectus supplement. (Sections 3.01 and 5.01) (Sections 3.01 and 10.01)

You may exchange or transfer the debt securities at the corporate trust office of the trustee for the series of debt securities or at any other office or agency maintained by us for those purposes. You may transfer bearer debt securities by delivery. We will not require payment of a service charge for any transfer or exchange of the debt securities, but PNC Funding may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 3.05)

Unless the prospectus supplement provides otherwise, each series of the debt securities will be issued only in denominations of $1,000 or any integral multiple thereof and payable in dollars. (Section 3.02) Under the indenture, however, debt securities may be issued in any denomination and payable in a foreign currency or currency unit. (Section 3.01)

We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

Senior Debt Securities

The senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC Funding.

“Senior indebtedness of PNC Funding” means the principal of, and premium and interest on, (i) all “indebtedness for money borrowed” of PNC Funding whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness. The following indebtedness of PNC Funding, however, is not considered to be senior indebtedness of PNC Funding:

•	6 7/8% Subordinated Notes Due 2007,

•	6 1/2% Subordinated Notes Due 2008,

•	6 1/8% Subordinated Notes Due 2009,

•	7.50% Subordinated Notes Due 2009, and

•	5 1/4% Subordinated Notes Due 2015.

The 9.65% Subordinated Notes Due 2009, which are obligations of PNC, are also not considered senior indebtedness of PNC.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, PNC Funding for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

There is no limitation on PNC Funding creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC Funding. The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC Funding. (Section 12.01) In certain events of insolvency of PNC Funding, the subordinated debt securities will also be effectively subordinated in right of payment to all “other company obligations” and will be subject to an obligation of PNC Funding to pay any “excess proceeds” (as defined in the indenture) to creditors in respect of any unpaid “other company obligations.” (Section 12.13).

“Other company obligations” means obligations of PNC Funding associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which PNC Funding incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC Funding. (Section 1.01)

Upon the liquidation, dissolution, winding up, or reorganization of PNC Funding, PNC Funding must pay to the holders of all senior indebtedness of PNC Funding the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC Funding has made those payments on the senior indebtedness:

•	(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then

•	PNC Funding shall first use such excess proceeds to pay in full all such “other company obligations” before PNC Funding makes any payment in respect of the subordinated debt securities. (Section 12.02)

In addition, PNC Funding may not make any payment on the subordinated debt securities in the event:

•	PNC Funding has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC Funding, or

•	any event of default with respect to any senior indebtedness of PNC Funding has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.03)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of the subordinated debt securities may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations” and other creditors of PNC Funding. (Sections 12.01, 12.02, 12.03, and 12.13)

PNC Funding’s obligations under the subordinated debt securities will rank equally in right of payment with each other, subject to the obligations of the holders of subordinated debt securities to pay over any excess proceeds to creditors in respect of “other company obligations” as provided in the indenture. (Section 12.13)

Guarantees in General

PNC will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. (Section 3.12) (Section 3.11)

PNC is a holding company that conducts substantially all its operations through subsidiaries. As a result, claims of the holders of the guarantees will generally have a junior position to claims of creditors of PNC’s subsidiaries (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries.

Guarantees of Senior Debt Securities

The guarantees of senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC.

“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on, (i) all “indebtedness for money borrowed” of PNC, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness of PNC. (Section 1.01) PNC’s guarantee of the following indebtedness of PNC Funding outstanding as of the date of this prospectus, however, is not considered to be senior indebtedness of PNC:

•	6 7/8% Subordinated Notes Due 2007,

•	6 1/2% Subordinated Notes Due 2008,

•	6 1/8% Subordinated Notes Due 2009,

•	7.50% Subordinated Notes Due 2009, and

•	5 1/4% Subordinated Notes Due 2015.

The 9.65% Subordinated Notes Due 2009, which are obligations of PNC, are also not considered senior indebtedness of PNC.

The term “indebtedness for money borrowed” means

•	any obligation of, or any obligation guaranteed by, PNC for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

“Senior indebtedness of PNC” includes PNC’s guarantee of the following senior notes of PNC Funding:

•	Floating Rate Senior Notes Due 2008,

•	4.2% Senior Notes Due 2008,

•	4.5% Senior Notes Due 2010, and

•	5.13% Senior Notes Due 2010.

•	Floating Rate Exchangeable Senior Notes Due 2036

“Senior indebtedness of PNC” also includes PNC’s guarantee of any outstanding commercial paper issued by PNC Funding. At September 30, 2006 PNC Funding had no outstanding commercial paper. There is no limitation under the indenture on the issuance of additional senior indebtedness of PNC.

Guarantees of Subordinated Debt Securities

The guarantees of the subordinated debt securities (“subordinated guarantees”) will be subordinated in right of payment to all senior indebtedness of PNC. (Section 12.04) In certain events of insolvency of PNC, the subordinated guarantees will also be effectively subordinated in right of payment to all “other guarantor obligations” (as defined in the indenture). (Section 12.05) “Other guarantor obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC. (Section 1.01) At September 30, 2006, there were no “other guarantor obligations” of PNC.

Upon the liquidation, dissolution, winding up, or reorganization of PNC, PNC must pay to the holders of all senior indebtedness of PNC the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC has made those payments on the senior indebtedness:

•	(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other guarantor obligations” have not received their full payments, then

•	PNC shall first use such excess proceeds to pay in full all such “other guarantor obligations” before PNC makes any payment in respect of the subordinated debt securities. (Section 12.05)

In addition, PNC may not make any payment on the subordinated debt securities in the event:

•	PNC has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC, or

•	any event of default with respect to any senior indebtedness of PNC has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.06)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of subordinated guarantees of PNC may recover less, ratably, than holders of senior indebtedness of PNC, “other guarantor obligations” and existing guarantor subordinated indebtedness (as defined in the indenture) and other creditors of PNC. (Section 3.12, 12.04, 12.05, 12.06 and 12.14)

As provided in the indenture, in the event of insolvency of PNC, the holders of the subordinated guarantees are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations” (as defined in the indenture).

The subordinated guarantees will also rank equally in right of payment with PNC’s guarantee of the following subordinated notes of PNC Funding as of the date of this prospectus:

•	6 7/8% Subordinated Notes Due 2007,

•	6 1/2% Subordinated Notes Due 2008,

•	6 1/8% Subordinated Notes Due 2009,

•	7.50% Subordinated Notes Due 2009, and

•	5 1/4% Subordinated Notes Due 2015.

The subordinated guarantees will also rank equally with the 9.65% Subordinated Notes Due 2009 which are obligations of PNC.

As with holders of the subordinated guarantees, the holders of the foregoing guarantees of the subordinated notes of PNC Funding are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations.” Therefore, in the event of insolvency of PNC, holders of the subordinated guarantees will recover the same, ratably, as holders of PNC’s guarantees of such subordinated notes of PNC Funding.

PNC’s junior subordinated debentures, discussed on pages 20 and 22, rank junior to the subordinated guarantees.

Effect of Subordination Provisions

By reason of the subordination provisions described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC Funding, holders of subordinated notes may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations.” Holders of subordinated notes may also recover less, ratably, than other creditors of PNC Funding. Similarly, holders of subordinated guarantees may recover less, ratably, than holders of senior indebtedness of PNC and “other guarantor obligations,” and may also recover less, ratably, than holders of other creditors of PNC.

Certain Covenants

The indenture contains certain covenants that impose various restrictions on us and, as a result, afford the holders of debt securities certain protections. Although statements have been included in this prospectus as to the general purpose and effect of the covenants, investors must review the full text of the covenants to be able to evaluate meaningfully the covenants.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, for so long as any senior debt securities or convertible senior debt securities are issued and outstanding, PNC will continue directly or indirectly to own and thus serve as the holding company for its “principal subsidiary banks.” When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by the board of directors of PNC, or

•	any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, our only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.

The indenture prohibits PNC, unless debtholder consent is obtained from the holders of senior debt securities and convertible senior debt securities, from:

•	selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank, if, after giving effect to any one of such transactions and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, PNC would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•	transactions required as a condition imposed by any governmental authority to the acquisition by PNC, directly or indirectly, or any other corporation or entity if thereafter,

•	PNC would own at least 80% of the voting shares of the other corporation or entity,

•	the consolidated banking assets of PNC would be at least equal to those prior thereto, and

•	the board of directors of PNC shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by PNC, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture, however, does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC,

Ownership of PNC Funding

The indenture contains a covenant that, so long as any of the debt securities are outstanding, PNC will continue to own, directly or indirectly, all of the outstanding voting shares of PNC Funding. (Section 5.07) (Section 10.07)

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve PNC’s direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The indenture prohibits PNC and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, PNC may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation. (Section 5.08) (Section 10.08)

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving PNC Funding or PNC by requiring any successor to PNC Funding or PNC to assume the predecessor’s obligations under the indenture. In addition, the covenant prohibits such transactions if they would result in an event of default, a default or an event which could become an event of default or a default under the indenture. PNC Funding or PNC may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation organized under the laws of any domestic jurisdiction, if:

•	the successor corporation assumes all obligations of PNC Funding or PNC, as the case may be, under the debt securities and the guarantees and under the indenture and for convertible debt securities provides for conversion rights in accordance with the terms of the indenture,

•	immediately after the transaction, no event of default or default, and no event which, after notice or lapse of time, would become an event of default or default, exists, and

•	certain other conditions are met. (Sections 10.01 and 10.03) (Sections 8.01 and 8.03)

The indenture does not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

We and the trustee may modify the indenture with the consent of the holders of the majority in aggregate principal amount of outstanding debt securities of each series affected by the modification. The following modifications and amendments, however, will not be effective against any holder without the holder’s consent:

•	change the stated maturity of any payment of principal or interest,

•	reduce the principal amount of, or the premium, if any, or the interest on such debt security,

•	reduce the portion of the principal amount of an original issue discount debt security, payable upon acceleration of the maturity of that debt security,

•	change the place or places where, or the currency in which, any debt security or any premium or interest is payable,

•	impair the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,

•	reduce the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture, or

•	modify or affect the terms and conditions of the guarantees in any manner adverse to the holder. (Section 9.02)

We and the trustee may modify and amend the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to PNC Funding or PNC,

•	to provide for the acceptance of appointment of a successor trustee,

•	to add to the covenants of PNC Funding or PNC for the benefit of the holders of debt securities,

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of debt securities in any material respect,

•	to secure the debt securities under applicable provisions of the indenture,

•	to establish the form or terms of debt securities,

•	to permit the payment in the United States of principal, premium or interest on unregistered securities, or

•	to provide for the issuance of uncertificated debt securities in place of certificated debt securities. (Section 9.01)

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank,” “Ownership of PNC Funding” and “Restriction on Liens.” (Section 5.09) (Section 10.09) No waiver by the holders of any series of subordinated debt securities is required with respect to the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank.” (Section 5.10) Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities. The covenant concerning certain reports required by federal law may not be waived.

Events of Default, Defaults, Waivers

The indenture defines an event of default with respect to any series of senior debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•	failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of either of us or any principal subsidiary bank, or

•	any other event of default specified in the supplemental indenture under which such senior debt securities are issued or in the form of security for such securities. (Section 7.01(a)) (Section 5.01)

The indenture defines an event of default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC or any principal subsidiary bank, or any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. (Section 7.01(b)) There is no right of acceleration in the case of events involving the bankruptcy, insolvency or reorganization of PNC Funding or of a default in the payment of principal, interest, premium, if any, or any sinking fund payment with respect to a series of subordinated debt securities or in the case of a default in the performance of any other covenant of PNC Funding or PNC in the indenture. Accordingly, payment of principal of any series of subordinated debt may be accelerated only in the case of the bankruptcy or reorganization of PNC or any principal subsidiary bank.

If an event of default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and waive certain defaults. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default or event of default, except a payment default, or a past default or event of default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. (Sections 7.02, 7.08 and 7.13) (Sections 5.02, 5.08 and 5.13)

The indenture defines a default with respect to any series of subordinated debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of security for such securities, or

•	events involving the bankruptcy, insolvency or reorganization of PNC Funding. (Section 7.01(c))

A breach of the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” will not result in a default with respect to any series of subordinated debt securities. (Sections 7.01(b) and (c))

Other than its duties in the case of an event of default or a default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee reasonable security or indemnity. If reasonable indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series. (Sections 8.03 and 7.12) (Sections 6.03 and 5.12)

The indenture provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of any debt security of any series, PNC Funding will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal and interest. The indenture further provides that if PNC Funding fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection. (Section 7.03) (Section 5.03)

The indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders. (Sections 5.04 and 8.02) (Sections 10.04 and 6.02)

The holder of any debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing event of default or default with respect to debt securities of that series,

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding,

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and

•	the trustee has not started such proceeding within 60 days after receiving the request. (Section 7.07) (Section 5.07)

The holder of any debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security when due and to institute suit to enforce any such payment. (Section 7.08) (Section 5.08)

Convertibility

The convertible senior debt securities may, at the option of the holder, be converted into common stock of PNC in accordance with the term of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible senior debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities.

Defeasance

Senior and Subordinated Debt Securities Other than Convertible Senior Debt Securities

In the case of debt securities other than convertible senior debt securities and except as may otherwise be provided in any applicable prospectus supplement, the indenture provides that we will be discharged from our obligations under the debt securities of a series at any time prior to the stated maturity or redemption thereof when we have irrevocably deposited in trust with the trustee money and/or government securities which through the payment of principal and interest in accordance with their terms will provide sufficient funds, without reinvestment, to repay in full the debt securities of such series. Deposited funds will be in the currency or currency unit in which the debt securities are denominated. Deposited government securities will be direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call. Upon such discharge, the holders of the debt securities of such series will no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series, and replacement of lost, stolen or mutilated debt securities, and may look only to such deposited funds or obligations for payment. (Sections 11.01 and 11.02)

For federal income tax purposes, the deposit and discharge may, depending on a variety of factors, result in a taxable gain or loss being recognized by the holders of the affected debt securities. You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax laws.

Convertible Senior Debt Securities

We may choose to defease the convertible senior debt securities in one of two ways as follows. If we do so choose, we will state that in the prospectus supplement.

(1) Full Defeasance.  We may terminate or “defease” our obligations under the indenture of any series of convertible senior debt securities, provided that certain conditions are met, including:

•	we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates;

•	there must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security. Under current tax law you could recognize gain or loss; and

•	an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert your debt security remains after defeasance.

(2) Covenant Defeasance.  Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates; and

•	deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. (Sections 13.01-13.06)

Governing Law

The indenture provides that the debt securities and the guarantees will be governed by, and construed, in accordance with, the laws of the Commonwealth of Pennsylvania. (Section 1.13) (Section 1.12).

Global Securities

Book-Entry System

We may issue the debt securities of a series in whole or in part in the form of a global security that will be deposited with a depositary. The depositary will be The Depository Trust Company (“DTC”), unless otherwise identified in the prospectus supplement relating to the series. A global security may be issued as either a registered or unregistered security and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary for such global security or any nominee thereof to a successor of such depositary or a nominee of such successor. (Section 2.05).

If DTC is the depositary for a series of debt securities, the series will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global security will be issued for the series of debt securities, in the aggregate principal amount of the series, and will be deposited with DTC. If, however, the aggregate principal amount of the series of debt securities exceeds $400 million, one global security will be issued with respect to each $400 million of principal amount and an additional global security will be issued with respect to any remaining principal amount of the series.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers (NASD). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC. Purchases of a series of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn to be recorded on the direct participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of the direct participants or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global security or global securities, except in the event that use of the book-entry system for the series of debt securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has advised us that DTC will have no knowledge of the actual beneficial owners of the global securities, and that DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any series of debt securities is redeemable, redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for a series of debt securities will indicate whether such series is redeemable.

To the extent applicable, neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to any global securities deposited with it. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the global securities deposited with DTC will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not DTC or PNC Funding, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the trustee, who unless otherwise indicated in the applicable prospectus supplement, will be PNC Funding’s paying agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of PNC Funding, PNC, the trustee, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of debt securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

If DTC is at any time unwilling, unable or ineligible to continue as the depositary and a successor depositary is not appointed by PNC Funding within 90 days, PNC Funding will issue certificated debt securities for each series in definitive form in exchange for each global security. If PNC Funding determines not to have a series of debt securities represented by a global security, which it may do, it will issue certificated debt securities for such series in definitive form in exchange for the global security. In either instance, a beneficial owner will be entitled to physical delivery of certificated debt securities for such series in definitive form equal in principal amount to such beneficial owner’s beneficial interest in the global security and to have such certificated debt securities for such series registered in such beneficial owner’s name. Certificated debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the debt securities through either DTC (in the United States) or Clearstream Banking S.A., or “Clearstream, Luxembourg” formerly Cedelbank, or through Euroclear Bank S.A./ N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Clearstream, Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in over 30 countries. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream, Luxembourg customers either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfer of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./ N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us as follows: Under Belgian law, beneficial owners that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on the Euroclear Operator’s records, all participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Euroclear has further advised that beneficial owners that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

We have provided the descriptions of the operations and procedures of DTC set forth in “Book-Entry System” and elsewhere herein, and the descriptions of the operations and procedures of DTC, Clearstream, Luxembourg and Euroclear solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We and the paying agent do not take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream, Luxembourg and Euroclear or their participants directly to discuss these matters.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Distributions on the debt securities held beneficially through Clearstream, Luxembourg, will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Any other or differing terms of the depositary arrangement will be described in the prospectus supplement relating to a series of debt securities.

Clearance and Settlement Procedures

Unless otherwise mentioned in the relevant prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions that are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Regarding the Trustee

In the ordinary course of business, we may maintain lines of credit with one or more trustees for a series of debt securities and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign Under Certain Circumstances

PNC Funding may issue both senior and subordinated debt securities under the indenture. Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act of 1939, as amended, with respect to any trustee who serves as trustee for both senior and subordinated debt securities. In addition, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with PNC Funding or PNC, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the subordinated debt securities or the senior debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

DESCRIPTION OF COMMON STOCK

As of the date of the prospectus, PNC is authorized to issue 800,000,000 shares of common stock.

The following summary is not complete. You should refer to the applicable provisions of PNC’s articles of incorporation, which you can find as Exhibit 3.3 of the Registration Statement on Form S-3 filed August 29, 1997, including the statements with respect to shares pursuant to which the outstanding series of preferred stock were issued and any additional series may be issued and to the Pennsylvania Business Corporation Law for a complete statement of the terms and rights of the common stock.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

Holders of common stock may receive dividends when declared by the Board of Directors of PNC out of funds legally available to pay dividends. The Board of Directors may not pay or set apart dividends on common stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its common stock,

•	redeem any of its common stock,

•	purchase or acquire any of its common stock, or

•	make a liquidation payment on any of its common stock.

In the event of dissolution or winding up of the affairs of PNC, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The Board of Directors of PNC may, except as otherwise required by applicable law or the rules of the New York Stock Exchange, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the Board of Directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Services, LLC Chicago, Illinois, is the transfer agent and registrar for PNC’s common stock. The shares of common stock are listed on the New York Stock Exchange under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Rights Plan

On May 15, 2000, the Board of Directors of PNC adopted a shareholder rights plan providing for the distribution of one preferred share purchase right for each outstanding share of common stock on May 25, 2000. New rights automatically accompany any shares of common stock PNC issues after May 25, 2000 until the “Distribution Date” described below. For example, holders of our convertible preferred stock, convertible debentures and stock options will receive the rights when they convert or exercise.

Once the rights become exercisable, each right will allow its holder to purchase from PNC one one-thousandth of a share of Series G Junior Participating Preferred Stock for $180. This portion of a preferred share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of PNC common stock. Prior to exercise, the rights do not give their holders any dividend, voting, or liquidation rights. The rights have certain features that do not become exercisable until a person or group becomes an “Acquiring Person” by obtaining beneficial ownership of 10% or more of PNC’s outstanding common stock. The features are described below.

The rights only become exercisable:

•	10 days after the public announcement that a person or group has become an Acquiring Person or, if earlier,

•	10 business days (or later date determined by PNC’s Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

We refer to the date when the rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates that represent shares of PNC common stock will also evidence the rights, and any transfer of shares of PNC common stock will also constitute a transfer of rights. After that date, the rights would separate from the PNC common stock and be evidenced by rights certificates that PNC would mail to all eligible holders of PNC common stock. Any rights held by an Acquiring Person would be void and could not be exercised.

Once a person or group becomes an Acquiring Person all holders of rights except the Acquiring Person may, for $180 per right, purchase shares of PNC common stock (or equivalent preferred stock) with a market value of $360, based on the market price of the PNC common stock prior to the acquisition. If PNC is later acquired in a merger or similar transaction after the Distribution Date, all holders of rights except the Acquiring Person may, for $180 per right, purchase shares of the acquiring corporation with a market value of $360, based on the market price of the acquiring corporation’s stock prior to the merger.

PNC’s Board may redeem the rights for $0.01 per right at any time before any person or group becomes an Acquiring Person. If PNC’s Board redeems any rights, it must redeem all of the rights. Once the rights are redeemed, the only right of the holders of rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if PNC has a stock split or stock dividends of PNC common stock.

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of PNC’s outstanding common stock, PNC’s Board may extinguish the rights by exchanging one share of PNC common stock (or equivalent preferred stock) for each right, other than rights held by the Acquiring Person.

The terms of the rights agreement may be amended by our Board without the consent of the holders of the rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the rights. The rights will expire on May 25, 2010.

Other Provisions

PNC’s articles of incorporation and bylaws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s bylaws include provisions:

•	authorizing the board of directors to fix the size of the board between five and 36 directors,

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the board of directors, the Chairman of the board, PNC’s President, or a Vice Chairman of the board to call a special meeting of shareholders, and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s articles of incorporation vest the authority to make, amend and repeal the bylaws in the board of directors, subject to the power of its shareholders to change any such action.

The Pennsylvania “anti-takeover” statutes allow Pennsylvania corporations to elect to either be covered or not be covered by certain of these statutes.

PNC has elected in its bylaws not to be covered by Title 15 of the Pennsylvania consolidated statutes governing “control-share acquisitions” and “disgorgement by certain controlling shareholders following attempts to acquire control.” However, the following provisions of Title 15 of the Pennsylvania consolidated statutes apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the articles of incorporation provided otherwise, action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the articles of incorporation (Section 2535),

•	certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in PNC shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of PNC’s preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed PNC’s articles of incorporation and the form of certificate of designations for each series of preferred stock, which we will refer to as the “certificate of designations” as exhibits to the registration statement. You should read PNC’s articles of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

The Board of Directors of PNC (the “PNC board”) is authorized without further shareholder action to cause the issuance of additional shares of preferred stock in addition to shares of preferred stock reserved for issuance in connection with PNC’s shareholder rights plan described above. Any additional preferred stock (other than the Series G associated with the shareholder rights plan whose terms are designated in the rights agreement) may be issued in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the PNC board may determine at the time of issuance.

The rights of the holders of PNC’s common stock are subject to any rights and preferences of the outstanding series of preferred stock and the preferred stock offered in this prospectus. In addition, the rights of the holders of PNC’s common stock and any outstanding series of PNC’s preferred stock, would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.

The existence of authorized but unissued preferred stock could have the effect of discouraging an attempt to acquire control of PNC. For example, preferred stock could be issued to persons, firms or entities known to be friendly to management.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its preferred stock,

•	redeem any of its preferred stock,

•	purchase or acquire any of its preferred stock, or

•	make a liquidation payment on any of its preferred stock.

Preferred Stock Offered Herein

General

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with PNC’s currently existing series of preferred stock, described below, and each other series of preferred stock of PNC outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by PNC. Unless otherwise specified in the applicable prospectus supplement, Computershare Investor Services, LLC, Chicago, IL, will be the transfer agent and registrar for the preferred stock.

Because PNC is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent PNC may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

PNC may elect to offer depositary shares evidenced by depositary receipts. If PNC so elects, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of the preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends

The holders of the preferred stock will be entitled to receive dividends, if declared by the PNC board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. PNC will pay dividends to the holders of record as they appear on the stock books of PNC on the record dates fixed by the PNC board or a duly authorized committee thereof. PNC may pay dividends in the form of cash, preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.

Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of stock PNC issues that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.

The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the PNC board does not declare a dividend payable on a dividend payment date on any noncumulative preferred stock, then the holders of that noncumulative preferred stock will not be entitled to receive a dividend for that dividend period, and PNC will have no obligation to pay any dividend for that dividend period, even if the PNC board declares a dividend on that series payable in the future. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.

The PNC board will not declare and pay a dividend on PNC’s common stock or on any class or series of stock of PNC ranking subordinate as to dividends to a series of preferred stock (other than dividends payable in common stock or in any class or series of stock of PNC ranking subordinate as to dividends and assets to such series), until PNC has paid in full dividends for all past dividend periods on all outstanding senior ranking cumulative preferred stock and has declared a current dividend on all preferred stock ranking senior to that series. If PNC does not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.

Voting

Except as provided in this prospectus or in the applicable prospectus supplement, or as required by applicable law, the holders of preferred stock will not be entitled to vote. Except as otherwise required by law or provided by the PNC board and described in the applicable prospectus supplement, holders of preferred stock having voting rights and holders of common stock vote together as one class. Holders of preferred stock do not have cumulative voting rights.

If PNC has failed to pay, or declare and set apart for payment, dividends on all outstanding shares of preferred stock in an amount that equals six quarterly dividends at the applicable dividend rate for such preferred stock, whether or not cumulative, then the number of directors of PNC will be increased by two at the first annual meeting of shareholders held thereafter, and the holders of all outstanding preferred stock voting together as a class will be entitled to elect those two additional directors at that annual meeting and at each annual meeting thereafter until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding share of preferred stock entitled thereto have been paid, or declared and set apart for payment, in full. Upon such payment, or declaration and setting apart for payment, in full, the terms of the two additional directors will end, the number of directors of PNC will be reduced by two, and such voting rights of the holders of preferred stock will end.

Unless PNC receives the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, PNC will not:

•	create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or

•	change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.

If any change to the rights of the preferred stock will affect any particular series materially and adversely as compared to any other series of preferred stock, PNC first must obtain the consent of the holders of at least two-thirds of the outstanding shares of that particular series of preferred stock.

The holders of the preferred stock of a series will not be entitled to participate in any vote regarding a change in the rights of the preferred stock if PNC makes provision for the redemption of all the preferred stock of such series. See “Redemption by PNC” below. PNC is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.

Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Liquidation of PNC

In the event of the voluntary or involuntary liquidation of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution is made to the holders of common stock or of any class or series of stock of PNC ranking subordinate to that series, in the amount fixed by the PNC board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends.

Redemption by PNC

PNC may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.

PNC may acquire preferred stock from time to time at the price or prices that PNC determines. If cumulative dividends, if any, payable for all past quarterly dividend periods have not been paid, or declared and set apart for payment, in full, PNC may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.

Conversion

The prospectus supplement may set forth the rights, if any, for a holder of preferred stock to convert that preferred stock into common stock or any other class of capital securities of PNC.

Preferred Stock Currently Outstanding

As of the date of this prospectus, PNC had four series of preferred stock outstanding:

•	$1.80 Cumulative Convertible Preferred Stock, Series A (“preferred stock-A”),

•	$1.80 Cumulative Convertible Preferred Stock, Series B (“preferred stock-B”),

•	$1.60 Cumulative Convertible Preferred Stock, Series C (“preferred stock-C”), and

•	$1.80 Cumulative Convertible Preferred Stock, Series D (“preferred stock-D”).

All shares of a former series of preferred stock designated as $2.60 Cumulative Non Voting Preferred Stock, Series E, and of a former series of preferred stock designated Fixed/ Adjustable Rate Noncumulative Preferred Stock, Series F, have been redeemed and restored to the status of authorized but unissued preferred stock. In connection with PNC’s shareholders rights plan described above, PNC has issued rights attached to its common stock that, once exercisable, will allow the holder of each share of common stock to purchase from PNC one one-thousandth of a share of Series G Junior Participating Preferred Stock (“preferred stock-G”). To date, we have not issued any preferred stock-G.

Holders of outstanding preferred stock are entitled to cumulative dividends at the annual rates set forth below in the table titled “Summary of Certain Key Terms of Preferred Stock,” which are payable quarterly when and as declared by the Board of Directors of PNC. The Board of Directors may not pay or set apart dividends on common stock until dividends for the current period and all past dividend periods on all series of outstanding preferred stock have been paid or declared and set apart for payment.

Holders of outstanding preferred stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible. Holders of outstanding preferred stock currently are entitled to the conversion privileges set forth below in the table titled “Summary of Certain Key Terms of Preferred Stock.”

In the event of a liquidation of PNC, holders of outstanding preferred stock are entitled to receive the amounts set forth below in the table titled “Summary of Certain Key Terms of Preferred Stock,” plus all dividends accrued and unpaid thereon, before any payments are made with respect to common stock.

Preferred stock-A, preferred stock-C and preferred stock-D are redeemable at any time at the option of PNC at redemption prices equal to their respective liquidation preference amounts, plus accrued and unpaid dividends, if any. Preferred stock-B is not redeemable.

All outstanding series of preferred stock are convertible into common stock (unless called for redemption and not converted within the time allowed therefor), at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of each series of convertible preferred stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the articles of incorporation of

PNC. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.

Preferred stock-A and preferred stock-B are currently traded in the over-the-counter market. Preferred stock-C and preferred stock-D are listed and traded on the New York Stock Exchange. Computershare Investor Services, LLC, Chicago, IL, is transfer agent and registrar for all outstanding series of preferred stock.

SUMMARY OF CERTAIN KEY TERMS OF PREFERRED STOCK

	Annual
	Dividend			Voting Right
	Rate			(Based on
Preferred	(Payable	Cumulative		Conversion	Liquidation
Series	Quarterly)	Dividend	Conversion Rate	Rate)	Preference	Redeemable

A	$1.80	Y	1 preferred: 8 common	Y	$40/share
B	$1.80	Y	1 preferred: 8 common	Y	$40/share	N
C	$1.80	Y	2.4 preferred; 4 common	Y	$20/share	Y
D	$1.60	Y	2.4 preferred; 4 common	Y	$20/share	Y
G			None Currently Outstanding

DESCRIPTION OF DEPOSITARY SHARES

PNC may, at its option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If PNC does, PNC will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of the preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of the preferred stock underlying the depositary shares will be deposited under a deposit agreement between PNC and a depositary selected by PNC. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase the fractional shares in the preferred stock underlying the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If PNC makes a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with the approval of PNC, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

Whenever PNC redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as may be determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of these depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The depositary will try, insofar as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and PNC will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock

If a series of the preferred stock underlying the depositary shares is convertible into shares of PNC’s common stock or any other class of capital securities of PNC, PNC will accept the delivery of depositary receipts to convert the preferred stock using the same procedures as those for delivery of certificates for the preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

PNC and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. PNC or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.

Charges of Depositary

PNC will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. PNC will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to PNC notice of its election to do so. PNC may remove the depositary at any time. Any such resignation or removal will take effect only upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from PNC that PNC delivers to the depositary and that PNC is required to furnish to the holders of the preferred stock.

Neither the depositary nor PNC will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of PNC and the depositary under the deposit agreement will be limited to performance in good faith of their respective duties under the deposit agreement. They will not be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons they believe to be competent and on documents they believe to be genuine. The depositary may rely on information provided by PNC.

DESCRIPTION OF PURCHASE CONTRACTS

PNC may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock; and

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

PNC may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

PNC may issue warrants to purchase common stock, preferred stock or depositary shares. PNC Funding may issue warrants to purchase debt securities. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants,

•	the offering price for the debt warrants, if any,

•	the aggregate number of the debt warrants,

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,

•	the dates on which the right to exercise the debt warrants begins and expires,

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

•	information with respect to any book-entry procedures,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the debt warrants,

•	any redemption or call provisions applicable to the debt warrants, and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	the title of the stock warrants,

•	the offering price of the stock warrants,

•	the aggregate number of the stock warrants,

•	the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,

•	if applicable, the date after which the stock warrants and any securities issued with the warrants will be separately transferable,

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,

•	the dates on which the right to exercise the stock warrants begins and expires,

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the stock warrants,

•	any redemption or call provisions applicable to the stock warrants, and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

PNC Funding will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on debt securities held by or for those subject to such tax, principally individuals and partnerships resident in Pennsylvania and trustees of trusts held for a resident beneficiary. The tax, at the current annual rate of four mills on each dollar of nominal value ($4.00 per $1,000), will be withheld, at any time when it is applicable, from each interest payment to taxable holders of debt securities. The debt securities will be exempt, under current law, from personal property taxes imposed by political subdivisions in Pennsylvania.

Holders of securities should consult their tax advisors as to the applicability to the securities and interest and dividends payable thereon of federal, state and local taxes and of withholding on interest and dividends.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

PNC Funding may offer and sell debt securities and warrants being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through a combination of such methods of sale.

PNC may offer and sell common stock, preferred stock, purchase contracts, units, warrants and depositary shares being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through any combination of such methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by PNC or PNC Funding or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by PNC or PNC Funding to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8).

Following the initial distribution of an offering of securities, PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions. Sales in any of these transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

The offer and sale of the securities by an affiliate of ours will comply with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. regarding underwriting of securities of an affiliate. No NASD member participating in offers and sales will exercise a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for us and/or the trustee in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference from PNC’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.